Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) the type that the registrant treats as private or confidential. The registrant hereby undertakes to provide further information regarding such marked information to the Securities and Exchange Commission upon request.
Exhibit 10.12

LEASE AGREEMENT
WPT LAND 2 LP,
as Landlord
AND
OCUGEN, INC.,
as Tenant
AT
261 Great Valley Parkway
Malvern, Pennsylvania 19355

LEASE AGREEMENT

i

THIS LEASE AGREEMENT (the “Lease”) is made by and between WPT LAND 2 LP, a Delaware limited partnership (“Landlord”) and Ocugen, Inc., a Delaware corporation (“Tenant”) and is dated as of the date on which this Lease has been fully executed by the last of Landlord and Tenant (the “Effective Date”).
For good and valuable consideration of the rents and covenants hereinafter set forth, the receipt and sufficiency of which are acknowledged, and the promises set forth herein, intending to be legally bound, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Premises (as defined below) upon the following terms and conditions. Accordingly, Landlord and Tenant agree as follows:
1.Basic Lease Terms and Definitions.
(a)Premises:
(i)261 Great Valley Parkway, consisting of 4,206 rentable square feet of space located in the Building (as defined below), as shown on Exhibit “A” (the “Initial Premises”).
(ii)263 Great Valley Parkway, consisting of 12,195 rentable square feet of space located in the Building, as shown on Exhibit “A” (the “Expansion Premises”).
(iii)For purposes of this Lease, for the period from the Initial Premises Commencement Date (as defined below) to and including the day immediately preceding the Expansion Premises Commencement Date (as defined below), the term “Premises” as used herein shall mean and include only the Initial Premises. From and after the occurrence of the Expansion Premises Commencement Date, the term “Premises” as used herein shall mean and include both the Initial Premises and the Expansion Premises.
(b)Building: 257-275 Great Valley Parkway, Malvern, Pennsylvania 19355, situate in East Whiteland Township, Chester County, consisting of 71,122 rentable square feet of space (the “Building”), being located on the Property (as defined below) known as Chester County UPI No. 42-4-15.47.
(c)Term:
(i)The “Initial Premises Term” shall be eighty-four (84) consecutive full calendar months commencing on the Initial Premises Commencement Date (as defined below) (plus any partial month from the Initial Premises Commencement Date until and including the last day preceding the next full calendar month during the Term) and shall expire on the Expiration Date (as defined below).
(ii)The “Expansion Premises Term” shall commence on the Expansion Premises Commencement Date (as defined below) and shall expire on the Expiration Date.
(iii)For purposes of this Lease, for the period from the Initial Premises Commencement Date to and including the day immediately preceding the Expansion Premises Commencement Date, the term “Term” as used herein shall mean and include only the Initial Premises Term. From and after the occurrence of the Expansion Premises Commencement Date, the term “Term” as used herein shall mean and include both the Initial Premises Term and the Expansion Premises Term.
(d)Commencement Date:
(i)The “Initial Premises Commencement Date” shall be the earlier to occur of: (i) the date that Landlord achieves Substantial Completion (as defined below) of the Initial Premises Work (as defined below) and delivers vacant possession of the Premises to Tenant; or (ii)

the date on which Tenant occupies any part of the Initial Premises for the conduct of its business.
(ii)The “Expansion Premises Commencement Date” (or “EPCD”) shall be the earlier to occur of: (i) the date that Landlord achieves Substantial Completion of the Expansion Premises Work (as defined below); or (ii) the date on which Tenant occupies any part of the Expansion Premises for the conduct of its business.
(e)Expiration Date: The “Expiration Date” shall be the last day of the Initial Premises Term, as the same may be extended or earlier terminated in accordance with this Lease.
(f)Minimum Annual Rent:
(i)The “Initial Premises Minimum Annual Rent” shall be payable in monthly installments commencing on the Initial Premises Commencement Date as follows:

Lease Months	Rent/Square Foot	Monthly	Annualized
Months 1-12 (“Year One”)	$16.00	$5,608.00	$67,296.00
Months 13-24 (“Year Two”)	$16.50	$5,783.25	$69,399.00
Months 25-36 (“Year Three”)	$17.00	$5,958.50	$71,502.00
Months 37-48 (“Year Four”)	$17.50	$6,133.75	$73,605.00
Months 49-60 (“Year Five”)	$18.00	$6,309.00	$75,708.00
Months 61-72 (“Year Six”)	$18.50	$6,484.25	$77,811.00
Months 73-84 (“Year Seven”)	$19.00	$6,659.50	$79,914.00
Notwithstanding the foregoing, if the Initial Premises Commencement Date shall not occur on the first day of a calendar month, the period beginning on the date that the Initial Premises Commencement Date occurs and ending on the last day of the month in which the Initial Premises Commencement Date occurs shall be identified as the "Initial Premises Stub Period". Rent (as defined hereunder) for the Initial Premises Stub Period will be calculated based upon Monthly Rent (as defined hereunder) that will be payable on and immediately following the Initial Premises Commencement Date prorated for the number of days in such Initial Premises Stub Period assuming a thirty (30) day calendar month regardless of the month in which such Initial Premises Stub Period occurs. Accordingly, in the event of an Initial Premises Stub Period, on the Initial Premises Commencement Date, Tenant shall pay Landlord Monthly Rent for the Initial Premises Stub Period an amount equal to (x) One Hundred Eighty-Six and 93/100 Dollars ($186.93) times (y) the number of days comprising the Initial Premises Stub Period plus all other charges comprising Rent, as defined in this Lease, similarly prorated for the Initial Premises Stub Period.
(ii)The “Expansion Premises Minimum Annual Rent” shall be payable in monthly installments commencing on the Expansion Premises Commencement Date as follows:

Lease Months	Rent/Square Foot	Monthly	Annualized
EPCD – the last day of Year One	$14.50	$14,735.63	$176,827.50
Year Two	$15.00	$15,243.75	$182,925.00
Year Three	$15.50	$15,751.88	$189,022.50
Year Four	$16.00	$16,260.00	$195,120.00
Year Five	$16.50	$16,768.13	$201,217.50
Year Six	$17.00	$17,276.25	$207,315.00
Year Seven	$17.50	$17,784.38	$213,412.50
Notwithstanding the foregoing, if the Expansion Premises Commencement Date shall not occur on the first day of a calendar month, the period beginning on the date that the Expansion Premises Commencement Date occurs and ending on the last day of the month in which the Expansion Premises Commencement Date occurs shall be identified as the "Expansion Premises Stub

Period". Rent for the Expansion Premises Stub Period will be calculated based upon Monthly Rent that will be payable on and immediately following the Expansion Premises Commencement Date prorated for the number of days in such Expansion Premises Stub Period assuming a thirty (30) day calendar month regardless of the month in which such Expansion Premises Stub Period occurs. Accordingly, in the event of an Expansion Premises Stub Period, on the Expansion Premises Commencement Date, Tenant shall pay Landlord Monthly Rent for the Expansion Premises Stub Period an amount equal to (x) Four Hundred Ninety-One and 19/100 Dollars ($491.19) times (y) the number of days comprising the Expansion Premises Stub Period plus all other charges comprising Rent, as defined in this Lease, applicable to the Expansion Premises, similarly prorated for the Expansion Premises Stub Period, plus all other charges comprising Rent, as defined in this Lease, applicable to the Initial Premises, without any proration.
(iii)For purposes of this Lease, for the period from the Initial Premises Commencement Date to and including the day immediately preceding the Expansion Premises Commencement Date, the term “Minimum Annual Rent” as used herein shall mean and include only the Initial Premises Minimum Annual Rent. From and after the occurrence of the Expansion Premises Commencement Date, the term “Minimum Annual Rent” as used herein shall mean and include both the Initial Premises Minimum Annual Rent and the Expansion Premises Minimum Annual Rent.
(g)Annual Operating Expenses:
(i)Landlord’s good faith estimate of annual payments of Operating Expenses (as defined below) applicable to the Initial Premises (“Initial Premises Annual Operating Expenses”) for the Lease Year (as defined below) of Year One is Six and 45/100 Dollars ($6.45) per rentable square foot of the Initial Premises, which amount includes the expenses and charges set forth in Section 6(b) below. Accordingly, from and after the Initial Premises Commencement Date, during Year One, Initial Premises Annual Operating Expenses are expected to be, based on the above estimate, Twenty-Seven Thousand One Hundred Twenty-Eight and 70/100 Dollars ($27,128.70), payable in equal monthly installments of Two Thousand Two Hundred Sixty and 73/100 Dollars ($2,260.73). All of the amounts set forth above in this Section 1(g)(i) are and shall be subject to adjustment and reconciliation as provided in this Lease.
(ii)Landlord’s good faith estimate of annual payments of Operating Expenses applicable to the Expansion Premises (“Expansion Premises Annual Operating Expenses”) for Year One is Six and 45/100 Dollars ($6.45) per rentable square foot of the Expansion Premises, which amount includes the expenses and charges set forth in Section 6(b) below. Accordingly, from and after the Expansion Premises Commencement Date, during Year One, Expansion Premises Annual Operating Expenses are expected to be, based on the above estimate, Seventy-Eight Thousand Six Hundred Fifty-Seven and 75/100 Dollars ($78,657.75), payable in equal monthly installments of Six Thousand Five Hundred Fifty-Four and 81/100 Dollars ($6,554.81). All of the amounts set forth above in this Section 1(g)(ii) are and shall be subject to adjustment and reconciliation as provided in this Lease.
(iii)For purposes of this Lease, for the period from the Initial Premises Commencement Date to and including the day immediately preceding the Expansion Premises Commencement Date, the term “Annual Operating Expenses” as used herein shall mean and include only the Initial Premises Annual Operating Expenses. From and after the occurrence of the Expansion Premises Commencement Date, the term “Annual Operating Expenses” as used herein shall mean and include both the Initial Premises Annual Operating Expenses and the Expansion Premises Annual Operating Expenses.

(h)Tenant’s Share:
(i)“Tenant’s Initial Premises Share” is 5.91%, obtained by dividing the rentable square feet of the Initial Premises by the rentable square feet of the Building.
(ii)“Tenant’s Expansion Premises Share” is 17.15%, obtained by dividing the rentable square feet of the Expansion Premises by the rentable square feet of the Building.
(iii)For purposes of this Lease, for the period from the Initial Premises Commencement Date to and including the day immediately preceding the Expansion Premises Commencement Date, the term “Tenant’s Share” as used herein shall mean and include only Tenant’s Initial Premises Share. From and after the occurrence of the Expansion Premises Commencement Date, the term “Tenant’s Share” as used herein shall mean and include both Tenant’s Initial Premises Share and Tenant’s Expansion Premises Share which, in the aggregate, is 23.06%, obtained by dividing the total rentable square feet of the Initial Premises and the Expansion Premises by the rentable square feet of the Building.
(i)Use: Tenant’s “Use” shall be general office, laboratory and storage space use, and uses incidental thereto, but for no other use or purpose whatsoever.
(j)Security Deposit: The parties hereto acknowledge that Landlord is currently holding Forty-Six Thousand and 00/100 Dollars ($46,000.00) as a security deposit (the “Existing Security Deposit”) delivered by Tenant to Landlord in accordance with the Other Lease (as defined below). Landlord agrees to use the Existing Security Deposit as a portion of the Security Deposit (as defined below) under this Lease. At the time of signing this Lease, Tenant shall deposit with Landlord an additional One Hundred Four Thousand and 00/100 Dollars ($104,000.00) which, together with the Existing Security Deposit, shall be the initial “Security Deposit” in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Within thirty (30) days following the expiration of Year One, Landlord shall, provided no Event of Default has occurred and is then existing, return a Fifty Thousand and 00/100 Dollar ($50,000.00) portion of the Security Deposit to Tenant and retain the remaining One Hundred Thousand and 00/100 Dollars ($100,000.00) to be held as the “Security Deposit” as required under this Lease for Year Two. Within thirty (30) days following the expiration of Year Two, Landlord shall, provided no Event of Default has occurred and is then existing, return a Fifty Thousand and 00/100 Dollar ($50,000.00) portion of the Security Deposit to Tenant and retain the remaining Fifty Thousand and 00/100 Dollars ($50,000.00) to be held as the “Security Deposit” as required under this Lease for the balance of the Term and any extension or renewal thereof. Notwithstanding the foregoing, if at any time prior to the first day of Year Three, Tenant provides evidence to Landlord that Tenant’s auditors have removed their “going concern” assumption with respect to the long-term viability of Tenant’s business operations from Tenant’s publicly filed financial statements, and provided no Event of Default has occurred and is then existing, Landlord shall accept Fifty Thousand Dollars ($50,000.00) as the Security Deposit and promptly return the then remaining balance to Tenant.
(k)Addresses for Notices:

If to Landlord:		With a copy to:

c/o Workspace Property Trust		Workspace Property Trust
700 Dresher Road, Suite 150		5 Great Valley Parkway, Suite 209
Horsham, PA 19044		Malvern, PA 19355
Attention:	Anthony A. Nichols, Jr.,	Attention:	Catherine Bianco,
	Senior Vice-President		Director of Leasing
E-mail: tnichols@workspaceproperty.com		Email: cbianco@workspaceproperty.com

And an additional copy to:

McCausland Keen + Buckman
80 West Lancaster Avenue, 4th Floor
Devon, PA 19333
	Attention:	Stephan K. Pahides, Esq.
Email: spahides@mkbattorneys.com
If to Tenant:

Prior to the Initial Premises Commencement Date:

Ocugen, Inc.
5 Great Valley Parkway, Suite 160
Malvern, PA 19355
Attention: Dr. Shankar Musunuri
E-mail: shankar.musunuri@ocugen.com
On and after the Initial Premises Commencement Date:
The Premises.
(l)Broker: None.
(m)Guarantor: None.
(n)Contents: The following are attached to and made a part of this Lease:

Exhibits:	“A”:	Plan Showing Initial Premises and
Expansion Premises
	“B”:	Building Rules
	“C”:	Payment Rider
	“D”:	Cleaning Schedule
	“E”:	Tenant Estoppel Certificate Form
	“F”:	Tenant’s Concept Plan
2.Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas (as defined below). Subject to Landlord’s completion of Landlord’s Work as provided for in Section 29 below, Tenant accepts the Premises, Building and Common Areas in their “AS IS” “WHERE IS” condition, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Landlord and Tenant stipulate and agree to the rentable square footages set forth in Section 1(a) and Section 1(b) above for all purposes with respect to this Lease. Following: (i) the Initial Premises Commencement Date, Tenant shall have access to the Initial Premises; and (ii) the Expansion Premises Commencement Date, Tenant shall have access to both the Initial Premises and the Expansion Premises, in each case twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, subject to events beyond the reasonable control of Landlord and closures of the Premises permitted under this Lease. “Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable and without limitation, driveways, sidewalks, parking areas, loading areas, landscaped areas, mechanical and fan rooms, electrical and telephone closets, structural components of the Building excluding the Building Structure (as defined below), and all other general Building or Property components, facilities, and fixtures that serve or are available to more than one (1) tenant at the Property. “Land” means the lot or plot of land on which the Building is situated, or the portion thereof allocated by Landlord to the Building. “Property” means the Land, the Building, adjoining parking areas, sidewalks, driveways, landscaping and additional buildings situated thereon, and the Common Areas.

3.Use.
(a)Tenant shall occupy and use the Premises only for the Use specified in Section l(i) above, and pursuant to the Building Rules (as defined hereunder). Without limiting the generality of the foregoing, Tenant shall not use the Premises for any retail sales. Tenant has reviewed and investigated the Building and the Property, and Tenant has determined, on its own judgment, that the Premises are suitable for Tenant’s Use. Tenant understands, agrees and acknowledges that neither Landlord nor its Agents (as defined below) have made any representation or warranty of any kind with respect to the Premises, the Building or the Property that Tenant’s intended Use is permitted under applicable East Whiteland Township zoning ordinances or regulations with respect to the Property and Tenant waives any implied warranty of Landlord of suitability or fitness of the Premises, Building or the Property for the Use or for any other particular intended commercial purpose, except as expressly set forth in this Lease. Tenant shall not permit any conduct or condition which may endanger, disturb or otherwise interfere with any other Building occupant’s normal operations or with the management of the Building. Tenant and its employees, agents and invitees may use all Common Areas only for their intended purposes. Subject to Tenant’s use of the Common Areas and the terms of this Lease, Landlord shall have exclusive control of all Common Areas at all times. “Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be amended from time to time, in Landlord’s reasonable discretion upon written notice to Tenant. In the event of any conflict between the terms of the Building Rules and the terms of this Lease, the terms of this Lease shall control. Excepting any initial occupancy permit(s) from East Whiteland Township which, to the extent required by any Law (as defined below), shall be Landlord’s obligation to obtain as part of the Landlord’s Work, Tenant shall be responsible, at its sole cost and expense, to obtain all required permits and approvals required by East Whiteland Township and all permits and licenses required by the Commonwealth of Pennsylvania for Tenant’s Use including, without limitation, the operation of its business and the construction or installation of any Alterations (as defined below) to the Premises installed by or on behalf of Tenant, but the failure of Tenant to obtain any or all such licenses, permits and approvals shall not affect the validity of this Lease. Tenant shall be responsible, at its sole cost and expense, to confirm Tenant’s Use is permitted under all applicable zoning codes and ordinances of East Whiteland Township, but if Tenant’s Use is not permitted by right, this Lease shall remain in full force and effect, Tenant shall not apply for any zoning change or variance without Landlord’s written consent, in Landlord’s sole discretion, and if Landlord consents, Tenant shall be responsible, at its sole cost and expense, for applying for and pursuing such zoning relief. For purposes of this Lease, “Agents” of a party means such party’s employees, agents, servants, representatives, independent contractors, subcontractors, designees or licensees and in the case of Landlord only, shall include without limitation, Workspace Property Management, L.P., Workspace Property Trust, L.P., and any other associated or affiliated entity.
(b)Tenant and its employees, agents and invitees shall have the right, at Tenant’s sole risk and responsibility, and pursuant to the Building Rules, to use, on a non-exclusive basis in common with other tenants and visitors of the Building, Tenant’s Share of all unreserved, uncovered parking spaces on the Property (the “Parking Area”). Notwithstanding the foregoing, Landlord shall provide Tenant’s Share of parking spaces in the Parking Area totaling forty-two (42) parking spaces for Tenant’s use during the Term, at no additional cost to Tenant. Notwithstanding the foregoing, Landlord is under no obligation to enforce Tenant’s parking rights granted hereunder and Landlord shall have no liability to Tenant for any unauthorized parking of any vehicles within the Parking Area. Tenant will, upon request, promptly furnish to Landlord the license plate numbers of the vehicles operated by Tenant and its subtenants, invitees, concessionaires, licensees and their respective officers, agents and employees. The Parking Area provided for herein is provided as a license solely for the accommodation of Tenant and other Building occupants or invitees, and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the vehicle Parking Area and all other parking areas, including adjoining streets, sidewalks and passageways, or the use thereof by Tenant or Tenant’s employees, customers, agents, contractors or invitees. Tenant may not assign, transfer, sublease or otherwise alienate the use of the Parking Area without Landlord’s prior written consent except in connection with an assignment, transfer or sublease of this Lease approved by Landlord or permitted under Section 18(b) below.
(c)Without the prior written consent of Landlord, and except as required under applicable Law (as defined below) or regulatory agency rules (including those of the Securities and Exchange Commission), Tenant shall not Publicize (as defined hereunder) in any medium this Lease or the negotiations for, or the terms, conditions or provisions included herein, provided however, that Tenant may announce the fact that this Lease has been signed and the size of the Premises. "Publicize" as used in the preceding sentence means public dissemination of information for marketing or promotional purposes, whether by press release, in printed or digital marketing materials, on a website, or otherwise. Subject to Tenant’s prior approval, not to be unreasonably conditioned, withheld or delayed, Landlord shall have the right to Publicize any trademark, trade name, trade dress or any name, picture or logo which is commonly identified with Tenant, however no such use shall be construed to grant to Landlord any rights in or to any such trademark, trade name, trade dress or any name, picture or logo of Tenant. Landlord may also: (i) include Tenant's name in any description of this Lease in any offering materials related to the sale or other transfer of the Building; (ii) disclose the details of this Lease to prospective lenders, purchasers or other transferees of Landlord's interest in the Property; (iii) photograph the Premises, which images may include Tenant’s trademark, trade name, trade dress or any name, picture or logo which is commonly identified with Tenant, for Landlord’s use in its website or printed promotional and marketing materials (however, such use shall not be construed to grant to Landlord any rights in or to any such trademark, trade name, trade dress or any name, picture or logo of Tenant); and (iv) publicize this Lease after the Initial Premises Commencement Date. Any press release issued by either party regarding this Lease shall be subject to the prior approval of both parties, which approval shall not be unreasonably withheld, delayed or conditioned.
(d)Landlord hereby discloses to Tenant that the Premises and Building are a portion of a larger development known as the Great Valley Corporate Center (the “GVCC”), which consists of certain improvements for the benefit of all owners and occupants of properties within the GVCC. Pursuant to certain recorded instruments with respect to the GVCC, owners of properties within the GVCC are assessed certain association fees and other charges, which fees and charges are included as part of the Operating Expenses.
4.Term; Option to Renew; Possession.
(a)Subject to Section 29 below: (i) the Initial Premises Term shall commence on the Initial Premises Commencement Date; and (ii) the Expansion Premises Term shall commence on the Expansion Premises Commencement Date, and each shall end on the Expiration Date unless sooner terminated in accordance with this Lease. If Landlord is delayed in delivering possession of all or any portion of the Initial Premises to Tenant for any or no reason, this Lease will not be void or voidable, except as expressly set forth in this Lease, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, the Initial Premises Term will commence on the date Landlord delivers possession of the Initial Premises to Tenant with the Substantial Completion of the Initial Premises Work, which date will then become the Initial Premises Commencement Date (and the Expiration Date will be extended so that the length of the Term remains unaffected by such delay), and the Monthly Rent due for any partial month shall be prorated on a per diem basis as provided in Section 1(f) above. If Landlord is delayed in delivering possession of all or any portion of the Expansion Premises to Tenant for any or no reason, this Lease will not be void or voidable, except as expressly set forth in this Lease, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, the Expansion Premises Term will commence on the date Landlord delivers possession of the Expansion Premises to Tenant with the Substantial Completion of the Expansion Premises Work, which date will then become the Expansion Premises Commencement Date (but in no event shall the Expiration Date be extended), and the Monthly Rent due for any partial month shall be prorated on a per diem basis as provided in Section 1(f) above. Notwithstanding anything contained in this Lease to the contrary, (a) if Tenant (or anyone having rights under or through Tenant) shall operate its business within all or any part of the Initial Premises prior to Landlord achieving Substantial Completion of the Initial Premises Work, then the Initial Premises Commencement Date shall be deemed to occur on such date that Tenant (or anyone claiming under or through Tenant) commences business operations within all or any part of the Initial Premises; and, (b) if Tenant (or anyone having rights by, under or through Tenant) shall operate its business within all or any part of the Expansion Premises prior to Landlord achieving Substantial Completion of the Expansion Premises Work, then the Expansion Premises Commencement Date shall be deemed to occur on such date that Tenant (or anyone claiming by, under or through Tenant) commences business operations within all or any part of the Expansion Premises. Within ten (10) days after receipt of a request from Landlord, Tenant shall execute and deliver a certificate in form and substance reasonably required by Landlord confirming the Initial Premises Commencement Date and the Expiration Date, and the Expansion Premises Commencement Date, but the failure to do so shall not alter the terms of this Lease, and in such event, Landlord’s determination of such dates shall be deemed accepted. For purposes of this Lease, and any renewal thereof, the term “Lease Year” means the period from the Initial Premises Commencement Date through the succeeding twelve (12) full calendar months (including for Year One, any partial month from the Initial Premises Commencement Date until the first day of the first full calendar month) and each successive twelve (12) month period thereafter during the Term, and any renewal thereof.

(b)Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession of any part of the Premises to Tenant due to the holdover of any existing tenant, any event of Force Majeure (as defined below), any Tenant Delay (as defined below), or any other circumstances outside of Landlord’s reasonable control (collectively, an “Excused Delay”), nor shall any such Excused Delay affect the continuation or validity of this Lease. In the event Landlord shall be actually delayed in delivering any part of the Premises as the result of any event due to, or act or omission by, or caused by, Tenant or Tenant’s Agents (a “Tenant Delay”), either the: (i) Initial Premises Commencement Date; or (ii) the Expansion Premises Commencement Date, as the case may be, will be the date, as reasonably determined by Landlord, that Landlord would have delivered possession of such applicable portion of the Premises to Tenant in the condition required under this Lease but for such Tenant Delay.
(c)As Landlord’s performance of: (i) the Initial Premises Work; and (ii) the Expansion Premises Work nears completion, in each case, Landlord shall notify Tenant of the date that is thirty (30) days before the expected date of Substantial Completion for the applicable portion of the Premises (the “Early Entry Date”), as reasonably determined by Landlord. Tenant and its Agents shall, at all reasonable times from and after the Early Entry Date, have the right, at Tenant’s own risk, expense and responsibility, to enter the then applicable portion of the Premises for the limited purpose of taking measurements and installing its fixtures, furnishings and equipment (including, without limitation, its telecommunication, data, computer, telephone and/or antenna wiring, cabling, conduit and the like) (collectively, the “FFE”), so long as: (i) Tenant obtains Landlord’s prior written consent, not to be unreasonably withheld or delayed; (ii) Tenant uses contractors and workers who are compatible with the contractors and workers engaged by Landlord including, without limitation, Contractor (as defined below), so as to avoid any labor disturbance; and, (iii) Tenant and all parties entering such portion of the Premises or any part thereof on Tenant’s behalf do not materially or unreasonably interfere with the performance of the Landlord’s Work, as the case may be. In the event Landlord is unable to Substantially Complete the Landlord’s Work because of any inability to access the Premises caused by Tenant or its Agents, then such delay shall be deemed a Tenant Delay. Any such entry into either the Initial Premises or any part thereof prior to the Initial Premises Commencement Date, or to the Expansion Premises or any part thereof prior to the Expansion Premises Commencement Date, shall be subject to the reasonable consent, direction and control of both the Landlord and the Contractor, and Tenant shall abide by the terms and conditions of this Lease including, without limitation, providing evidence of required insurance for Tenant and all of Tenant’s Agents, as if the Term of this Lease had already commenced, except that, unless caused by a Tenant Delay, Tenant shall have no obligation to pay Rent or any portion thereof until after Initial Premises Commencement Date, or the Expansion Premises Commencement Date, as the case may be, each in accordance with the terms of this Lease. At no time prior to the Initial Premises Commencement Date or the Expansion Premises Commencement Date, as applicable, may Tenant commence business operations within the Initial Premises or Expansion Premises, as applicable. Tenant’s installation of its FFE shall not be considered an installation of an Alteration, provided that the installation and removal of all of such FFE will not affect any Building Structure or portion thereof on the Property, any Building System (as defined below) or any other equipment or facilities serving the Building or any Building occupant. All FFE installed by or on behalf of Tenant shall be removed from the Premises by Tenant at the expiration or earlier termination of this Lease in accordance with Section 21(a) below. Tenant’s failure to comply with the terms and conditions of this Section 4(c) shall be deemed a default by the Tenant under this Lease entitling Landlord to exercise all legal and equitable remedies available to Landlord. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord, the Landlord Additional Insureds (as defined below) and their respective Agents from and against any and all claims, actions, damages, proceedings, costs, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or any of the Landlord Additional Insureds or their respective Agents on account of the loss of life, personal injury or damage to property in or about the Premises, to the extent caused by Tenant’s (or its Agents) access of and to the Initial Premises prior to the Initial Premises Commencement Date, and/or the Expansion Premises prior to the Expansion Premises Commencement Date, in each case whether in contract or tort. Tenant’s obligations pursuant to this Section 4(c) shall survive the expiration or earlier termination of this Lease. In case any action or proceeding is brought against Landlord or any of the Landlord Additional Insureds or their respective Agents by reason of any such claim, Tenant, upon notice from Landlord or any of the Landlord Additional Insureds or their respective Agents, will, at Tenant’s sole cost and expense, resist and defend such action or proceeding with counsel reasonably acceptable to Landlord and such Landlord Additional Insureds and their respective Agents.

(d)Reference is hereby made to that certain other Lease Agreement dated December 19, 2016, as amended (the “Other Lease”) now existing by and between Tenant and Landlord for Suite 150 and Suite 160, aggregating approximately 8,038 rentable square feet at Landlord’s building located at 5 Great Valley Parkway, Malvern, PA 19355 (the “Other Space”). Provided that Tenant surrenders the Other Space no later than the fifth (5th) day after the Expansion Premises Commencement Date in the condition required by the Other Lease, and no Event of Default by Tenant has occurred and is continuing under the Other Lease (the “Other Lease Termination Conditions”), the Other Lease for the Other Space shall be deemed terminated without the need for any additional documentation confirming such termination, without penalty to Tenant effective as of the Expansion Premises Commencement Date, and the parties hereto agree Landlord shall adjust the Other Security Deposit as provided for in Section 1(j) above. Tenant agrees that Tenant’s obligation to pay Rent for the Expansion Premises shall commence on the Expansion Premises Commencement Date, regardless of whether Tenant has vacated the Other Space. Tenant shall surrender the Other Space to Landlord in the condition required under the Other Lease; provided, however, the parties hereto agree that Tenant shall have no obligation to remove any Alterations or Landlord’s Work (as such capitalized terms are defined under the Other Lease), and that Tenant shall only be obligated to remove from the Other Space all wiring and cables, furniture, trade fixtures, equipment and other personal property installed by Tenant. Further, from and after the fifth (5th) day after the Expansion Premises Commencement Date, any failure of Tenant to vacate the Other Space in accordance with the Other Lease shall be deemed an Event of Default by the Tenant under the Other Lease and, in addition, Tenant will in all respects be deemed to be a “Holdover” pursuant to Section 21(b) of the Other Lease, and in which case Tenant shall be required to pay to Landlord holdover rent due under the Other Lease for the Other Space in addition to all Rent due with respect to all of the Premises under this Lease. Notwithstanding anything to the contrary contained in the Other Lease, if the Expansion Premises Commencement Date does not occur until after the expiration date of the Other Lease, then Tenant shall not be deemed a “Holdover” pursuant to Section 21(b) of the Other Lease and the term of the Other Lease shall be extended until the fifth (5th) day after the Expansion Premises Commencement Date. Notwithstanding anything to the contrary contained herein, in the event Tenant terminates this Lease prior to the occurrence of the Initial Premises Commencement Date pursuant to Section 4(f) below, the Other Lease shall not terminate and will continue to be valid and binding between the parties with respect to the Other Space.
(e)Provided that (i) this Lease is then in effect, (ii) no Event of Default has occurred and is continuing prior to the Expiration Date of the Term, and (iii) Tenant (or an Affiliate) occupies all of the Premises, Tenant shall have the right and option to extend the Term of this Lease for one (1) additional period of sixty (60) months (the “Renewal Term”), commencing as of the date immediately following the Expiration Date of the Term, on the same terms and conditions as are in effect on the last day of the Term (except that the Minimum Annual Rent shall be increased as set forth below in Section 4(e)(i) of this Lease, no abatement or allowances shall be continued, and Tenant shall not have any further renewal rights), exercisable by giving Landlord prior written notice of Tenant’s election to extend the Term (the “Renewal Notice”), on or prior to the date which is twelve (12) months prior to the Expiration Date of the Term; it being agreed that time is of the essence (the “Renewal Option”). If and when the Renewal Term is in effect, all references to the Term of this Lease shall be deemed to mean the Renewal Term. This Renewal Option is personal to Tenant and is non-transferable to any assignee, subtenant or other party (or than an Affiliate).
(i) The Minimum Annual Rent for each year of the Renewal Term shall be equal to the greater of (y) the Minimum Annual Rent payable in the immediately preceding Lease Year, with annual increases at the rate of [***] per rentable square foot; or (z) one hundred percent (100%) of the FMR value of the Premises (with yearly escalations) applicable at the time Tenant exercises such option (but in no event prior to the date that is twelve (12) months before the Expiration Date of the Term). Unless Landlord accepts as Tenant’s Minimum Annual Rent obligation for each year of the additional period an amount equal to the Minimum Annual Rent payable in the immediately preceding Lease Year, with annual increases of [***] per rentable square foot (the “Prior Rent Alternative”), within thirty (30) days after Landlord receives notice of Tenant’s Renewal Notice, but in no event prior to the date that is twelve (12) months before the Expiration Date of the Term, Landlord will give notice to Tenant (the “Rent Notice”) of Landlord’s opinion of the FMR and comparing the FMR to the Minimum Annual Rent payable in the immediately preceding Lease Year. If Tenant does not respond to the Rent Notice within fifteen (15) days after receiving it, Landlord’s opinion of the FMR shall be deemed accepted as the Minimum Annual Rent due for each Lease Year of the Renewal Term. If, during such fifteen (15) day period, Tenant gives Landlord notice that Tenant contests Landlord’s determination of the FMR (an “Objection Notice”), which notice must contain therein Tenant’s opinion of the FMR (including yearly escalations), the parties shall then negotiate to determine a FMR (with yearly escalations) acceptable to both parties to arrive at a mutually agreeable Minimum Annual Rent for each Lease Year of the Renewal Term, which, in no event, shall be less than the Prior Rent Alternative.  If and when the parties come to an agreement, they will both execute an amendment to this Lease establishing the Minimum Annual Rent for each Lease Year of the Renewal Term. If, within fifteen (15) days after Landlord’s receipt of the Objection Notice, the parties have not signed such an amendment to this Lease, then each of the Renewal Option and the Renewal Notice shall be terminated and void, and Tenant shall not have any right to renew the Term.
(ii) As used in this Lease, the term “FMR” shall mean, as of the date in question, the then current annual rental charge, including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in the Building, the office park of which the Building is a part, and leases or agreements to lease then currently being negotiated or executed for comparable space located elsewhere in office buildings located in the GVCC / Route 202 submarket, for a term commencing on or about the then scheduled Expiration Date of this Lease. In determining FMR, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of the building, condition of the premises, economic concessions (including free rent, tenant improvements being performed by landlords for tenants, or tenant improvement allowances being granted by landlords to tenants), then being granted by landlords to tenants and services provided by landlords.
(f)Landlord shall use commercially reasonable efforts to achieve Substantial Completion of the Initial Premises Work by January 1, 2021. Notwithstanding anything in this Lease to the contrary, in the event that Substantial Completion of the Initial Premises Work is not achieved by February 15, 2021 for reasons other than any Excused Delay, then Landlord shall provide Tenant with one (1) day’s abatement of Rent for each day of delay after February 15, 2021 until Substantial Completion of the Initial Premises Work is achieved. Further, notwithstanding anything to the contrary contained herein and without limiting Tenant’s remedies under the preceding sentence, in the event that Substantial Completion of the Initial Premises Work is not achieved by June 1, 2021 for reasons other than any Excused Delay, then Tenant shall have the option to terminate this Lease upon written notice to Landlord, provided that if Substantial Completion of the Initial Premises Work is achieved within fifteen (15) days after Landlord’s receipt of Tenant’s termination notice, then such termination notice shall be null and void and this Lease shall continue in full force and effect. If this Lease is terminated as provided in the previous sentence, the parties shall be discharged from all obligations under this Lease, except that Landlord shall immediately return any prepaid Rent and the One Hundred Four Thousand and 00/100 Dollars ($104,000.00) portion of the Security Deposit previously deposited with Landlord by Tenant. Tenant acknowledges that in the event this Lease is terminated, Landlord shall retain the Existing Security Deposit as security for and under the Other Lease, which shall remain in full force and effect as set forth in Section 4(d) above.
5.Rent; Taxes. This is a “triple net” lease and the Minimum Annual Rent payments due from Tenant do not include any Annual Operating Expenses, other additional Rent, or utilities and services, which amounts are Tenant’s responsibility as set forth herein. Accordingly, Tenant agrees to pay to Landlord, without demand, deduction or offset, Minimum Annual Rent, Annual Operating Expenses, and other additional Rent for the Term, in advance, on the first (1st) day of each calendar month during the Term (collectively, the “Monthly Rent”), to Landlord’s address set forth on the “Payment Rider” attached hereto as Exhibit “C” (unless Landlord designates otherwise in writing to Tenant) or if required by Landlord to an account selected by Landlord by direct payment, in which event Tenant shall execute and deliver a direct payment authorization within five (5) days after receipt of Landlord’s notice; provided that Monthly Rent for the first (1st) full month of the Term shall be paid to Landlord concurrent with the signing of this Lease. If either the Initial Premises Commencement Date or the Expansion Premises Commencement Date is not the first (1st) day of the month, the monthly installment of Minimum Annual Rent for that partial month shall be apportioned on a per diem basis and shall be paid on or before the Initial Premises Commencement Date and/or the Expansion premises Commencement Date, as the case may be. Tenant shall pay Landlord a service and handling charge equal to [***] of any Rent not paid within five (5) days after the date due, which amount shall be considered part of Tenant’s Rent obligation. In addition, any Rent, including such charge, not paid within five (5) days after the due date will bear interest at the at the rate of [***] per month (the “Interest Rate”) from the date due to the date paid, which amount shall be considered part of Tenant’s Rent obligation. The payment of interest on such amounts will not extend the due date of any amount owed. Notwithstanding the foregoing, Landlord shall waive the first late charge and interest payment in any twelve (12)-month period during the Term provided the delinquent payment is made within five (5) days after Tenant’s receipt of written notice thereof. Tenant shall pay before delinquent all taxes or other charges levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant’s business; (b) Tenant’s leasehold estate; or (c) Tenant’s property. Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease. For purposes of this Lease, “Rent” means the Minimum Annual Rent, Annual Operating Expenses, and any other additional amounts of money payable by Tenant to Landlord under this Lease.
6.Operating Expenses.
(a)The amount and percentage of the Annual Operating Expenses set forth in Section 1(g) and Section 1(h) above represents Tenant’s Share of the estimated Operating Expenses for the calendar year in which the Term commences. Landlord shall provide annually prior to January 1 of each calendar year a reasonable estimate of the Annual Operating Expenses due for such calendar year, and Tenant shall pay Tenant’s Share of such estimate in equal installments on a monthly basis as part of Rent. Landlord may adjust such amount from time to time if the estimated Annual Operating Expenses increase or decrease. Landlord may also invoice Tenant separately from time to time for Tenant’s Share of any extraordinary or unanticipated Operating Expenses. By April 30th of each calendar year (and as soon as practical after the expiration or earlier termination of this Lease or, at Landlord’s option, after a sale of the Building or the Property), Landlord shall provide Tenant with a statement of Operating Expenses representing Tenant’s Share for the preceding calendar year or part thereof. Within thirty (30) days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment. If Tenant does not give Landlord notice within sixty (60) days after receiving Landlord’s statement that Tenant disagrees with the statement and specifying the items and amounts in dispute, Tenant shall be deemed to have waived the right to contest the statement. Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due to the other pursuant to this Section 6 shall survive the expiration or earlier termination of this Lease. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses to various types of space within the Building to reflect any disparate levels of services provided to different types of space, and if the scope of the services performed for any building on the Property (including the Building) is disproportionately more or less than for others, Landlord shall equitably allocate the costs based on the scope of the services being performed for each building on the Property (including the Building). If the Building is not fully occupied during any period, Landlord may make a reasonable adjustment based on occupancy in computing the Operating Expenses for such period so that Operating Expenses are computed as though the Building had been fully occupied; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses. If Landlord shall fail to render a statement for Tenant’s Share of Operating Expenses to Tenant within twenty-four (24) months following the applicable calendar year in which such Operating Expenses were incurred, then Landlord shall be deemed to have waived its right to collect such sums from Tenant hereunder in respect thereof.
(b)“Operating Expenses” means all costs, fees, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, and to the extent not otherwise payable by Tenant pursuant to this Lease, (i) the charges, at standard retail rates, for all utilities and services provided to Tenant and other occupants of the Building by Landlord pursuant to Section 7 of this Lease, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss, (iii) Landlord’s cost to Maintain (as defined hereunder) the Property pursuant to Section 9 of this Lease, including without limitation, fire protection, trash collection, janitorial services pursuant to Section 7(c) below, water, sewer, heating, ventilation and air conditioning (“HVAC”) systems, roof maintenance, exterior landscaping, snow and ice removal, and Common Area cleaning and exterminating, (iv) a non-reconcilable amount equal to the charges incurred by Landlord for personnel, vehicles, and supplies used or attributable to the Premises equal to a fixed amount of [***] per rentable square foot of the Premises (the “Tenant Services Fee”), (v) all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements including, without limitation, all GVCC fees, upon or with respect to the Property pursuant to Section 5 of this Lease, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord’s estate or interest in the Property, (vi) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements (a) required by any Law, (b) made for the purpose of reducing Operating Expenses, or (c) made for the purpose of directly enhancing the safety of tenants in the Building, (vii) a management and administrative fee equal to [***] from the Property (the “Management Fee”) (and Tenant shall be responsible to pay Landlord Tenant’s Share thereof as part of its Monthly Rent payment), and (viii) costs to process the certification or re-certification of the Building pursuant to any applicable environmental rating system (such as Energy Star or LEED), including, applying, reporting, tracking and related reasonable consultant’s fees associated therewith.
(c)The foregoing Section 6(b) notwithstanding and except as otherwise provided herein, Operating Expenses will not include: (i) depreciation on the Building, (ii) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any Mortgage (as defined hereunder), or rental under any ground or underlying lease, (iii) leasing commissions, advertising expenses, tenant improvements or other costs directly related to the leasing of the Property, (iv) income, excess profits, corporate capital stock tax or transfer tax, imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above, (v) the cost of services and utilities which are Tenant’s responsibility, which shall be paid by Tenant directly to the utility and service providers of such utilities and services as set forth in Section 7 below unless left unpaid by Tenant, (vi) administrative wages and salaries or any other general and administrative overhead of Landlord in excess of the Management Fee and the Tenant Services Fee; (vii) wages, salaries, fringe benefits and other labor costs of all persons above the level of senior project manager engaged by Landlord for the operation, maintenance, repair and replacement of the Property; (viii) legal fees and other expenses incurred in connection with disputes with prospective tenants or tenants or occupants other than Tenant in the Building; (ix) costs of services provided to other tenants of the Building or services to which Tenant is not entitled (including costs specially billed to and paid by specific tenants); (x) any expenses for which Landlord has received actual reimbursement (including, without limitation, insurance proceeds); (xi) the cost of fees and fines in connection with any violation by Landlord of any applicable Laws with respect to any ADA or accessibility violations to improvements constructed by Landlord; (xii) late fees, penalties and/or interest solely in connection with Landlord’s late payment of Operating Expenses (including real estate taxes); and (xiii) any item that, if included in Operating Expenses, would involve a double collection for such item by Landlord. If Landlord elects to prepay real estate taxes during any discount period, Landlord shall be entitled to the benefit of any such prepayment. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease, provided however, that the Landlord’s charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services.
(d)The parties agree that Tenant’s Share reflects and will be continually adjusted to reflect the ratio of the rentable square feet of the area rented to Tenant (including, if applicable, an allocable share of all Common Areas) as the numerator, as compared with the total number of rentable square feet of the entire Building (or additional buildings that are or may be constructed within the Property), as the denominator, measured outside wall to outside wall, but excluding therefrom any storage areas. Landlord shall have the right to make changes or revisions in the Common Areas of the Building or the Land so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings in the Property for such purposes as Landlord may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Property shall become the subdivided lot on which the Building in which the Premises is located. Tenant understands that as a result of changes in the layout of the Common Areas from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred percent (100%).
(e)No more than [***] times during the Term and any extension or renewal thereof, in addition to Tenant’s right to contest any statement of Landlord’s Operating Expenses provided for in Section 6(a) above, if Tenant provides written notice to Landlord within sixty (60) days after receipt of Landlord’s statement of Operating Expenses representing Tenant’s Share for the preceding calendar year or part thereof that Tenant disagrees with such statement for Operating Expenses, and specifies the items and amounts in dispute, Tenant shall have the right, at its sole cost and expense, to examine Landlord’s books and records relating to the determination of Operating Expenses for such calendar year, and commence and diligently complete an audit of such charges (an “Audit”); provided, however, that

(1) Tenant shall give Landlord a minimum of [***] prior written notice of its intent to exercise such right, (2) the inspection may not take place outside of normal business hours at Landlord’s corporate offices, at Tenant’s sole cost, (3) Tenant shall use reasonable efforts to not interfere with Landlord’s normal business activities, taking into account the workload of Landlord’s employees involved in responding to the Audit request; and (4) an Event of Default under this Lease has not occurred and is then continuing. The Audit of Landlord’s records may be conducted only by a certified public accountant, subject to Landlord’s approval, which approval shall not be unreasonably withheld. Any accounting firm selected by Tenant in connection with the Audit (a) shall be a reputable independent nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office/flex buildings; (b) shall not currently or previously have been providing accounting and/or lease administration services to Tenant and shall not have provided accounting and/or lease administration services to Tenant in the past three (3) years; (c) shall not be retained by Tenant on a contingency fee basis (i.e. Tenant must be billed based on the actual time and materials that are incurred by the accounting firm in the performance of the Audit, and a statement signed by an officer of Tenant confirming such agreement between Tenant and auditor, shall be provided to Landlord prior to the commencement of the Audit); and (d) at Landlord’s option, both Tenant and its agent shall be required to execute a commercially reasonable confidentially agreement prepared by Landlord. The foregoing Audit shall be completed, and the results delivered to Landlord, within [***]after the date Tenant receives Landlord’s statement of Operating Expenses for the preceding calendar year (subject to delay due to any event caused by Landlord or Landlord’s Agents), or Tenant shall be deemed to have waived the right to contest the statement. Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Audit. In the event Tenant timely completes its Audit and it reveals an overpayment by Tenant of Tenant’s Share of Annual Operating Expenses (an “Overcharge”), and Landlord in good faith agrees with such determination, the amount due to Tenant (if any) shall be credited against no more than [***] of Tenant’s monthly Minimum Annual Rent next coming due for each month following the determination of such Overcharge until such time as Tenant is reimbursed in full, and if the Audit reveals that Tenant was undercharged during any given year (an “Undercharge”), Tenant shall promptly pay to Landlord the amount of such Undercharge. Landlord shall additionally reimburse Tenant in the event of an Overcharge of greater than [***] for the out of pocket costs incurred in connection with such Audit in an amount not to exceed [***]. If the parties are unable to resolve the dispute within thirty (30) days after completion of Tenant’s Audit, then, at Tenant’s request, a certified public accounting firm selected by Landlord and subject to requirements (a), (b), and (c) above as to Landlord, and reasonably approved by Tenant, shall, at Tenant’s cost, conduct an audit of the relevant Operating Expenses (the “Neutral Audit”). Tenant shall pay all costs and expenses of the Neutral Audit unless the final determination in such Neutral Audit is that Landlord Overcharged Tenant for Tenant’s Share of Operating Expenses in the statement for the year being audited by more than [***], in which case Landlord shall pay all costs and expenses of the Neutral Audit in an amount not to exceed [***]. In any event, Landlord will reimburse or provide a credit for any Overcharge of Operating Expenses and Tenant shall pay to Landlord any Undercharge of Operating Expenses.
7.Utilities; Services.
(a)With the exception of Tenant’s Share of any utilities and services expressly included as part of the Operating Expenses in Section 6(b) above and Section 7(c) below, Tenant shall directly pay for electricity and gas for and to the Premises, power, telephone, internet and other communication services for the Premises, and any other utilities or services supplied to the Premises. Except to the extent Landlord elects to provide any such services and invoice Tenant for the cost or include the cost as part of Tenant’s Share of Operating Expenses, Tenant shall obtain such services in its own name and timely pay all charges directly to the provider(s). If a sub-meter is utilized to measure Tenant electricity and gas usage at the Premises, the cost of such actual measured amount, with Landlord’s standard administrative fee equal to five percent (5%), shall be billed by Landlord directly to Tenant as a charge separate and distinct from Tenant’s Share of Operating Expenses. If a separate dedicated meter is utilized to measure Tenant’s electricity and gas usage at the Premises, Tenant shall pay all charges incurred directly to the applicable utility or service provider. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building or Premises. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility and shall be installed by Tenant in a manner reasonably approved by Landlord. Landlord shall not be responsible or liable for any interruption in such services, nor shall any such interruption affect the continuation or validity of, or constitute a Landlord default under, this Lease. Notwithstanding anything contained herein to the contrary, if any interruption of services or utilities to the Premises occurs as a result of the gross negligence or willful misconduct of Landlord or its employees, agents or contractors, and continues beyond five (5) business days from the date of such interruption and renders all or a material portion of the Premises untenantable (meaning that Tenant is unable to use, and does not use, such space in the normal course of its business for Tenant’s Use), then Tenant shall notify Landlord in writing that Tenant intends to abate Rent.  If such service or utility has not been restored within two (2) business days of Landlord's receipt of Tenant's notice, then Rent shall abate proportionately with respect to the portion of the Premises rendered untenantable on a per diem basis for each day after such two (2) business-day period during which such portion of the Premises remains untenantable.
(b)If because of Tenant’s density, use, equipment or other Tenant circumstances, Tenant’s consumption of any utility or other service included as part of Operating Expenses or demands on the Building Systems are excessive when compared with other occupants of the Property, or are in excess of those of a typical user of office space in the Building, or in buildings in the East Whiteland Township area, or cause extraordinary maintenance and repair issues beyond those customarily and routinely incurred by Landlord to operate the Building Systems, Landlord may adjust the Annual Operating Expenses due from Tenant from time to time or may install supplemental equipment and meters at Tenant’s expense, and may invoice Tenant separately for, and Tenant shall pay on demand, the cost of Tenant’s excessive consumption or use, or such additional equipment, as reasonably determined by Landlord. Landlord shall have the option, at any time during the Term or any extension thereof, to exclude any utility service from Operating Expenses, in which case, Landlord may either: (i) provide any such services and invoice Tenant for the cost; or (ii) require Tenant to obtain service in its own name and timely pay all charges directly to the provider.
(c)Landlord will furnish the following services for the normal use and occupancy of the Premises for Tenant’s Use, the costs of which are included as part of Operating Expenses: (i) electric and gas service and power for the Common Areas; (ii) water for the Premises, (iii) sanitary-sewer for the Premises, (iv) trash removal and janitorial services pursuant to the cleaning schedule attached hereto and made a part hereof as Exhibit “D”, (v) HVAC, and (v) such other services Landlord reasonably determines are appropriate or necessary, all in a manner comparable to that of similar buildings in the area. If Tenant requests, and if Landlord is able to furnish services in addition to those identified above, Tenant shall pay Landlord’s reasonable charge with Landlord’s standard administrative fee for such supplemental services. Tenant acknowledges that Landlord has no obligation to provide any additional services in or about the Premises or the Building, its Parking Area or access areas, or in or about the Land.
(d)Landlord shall provide Tenant with keys to unlock exterior doors for entry into the Building. Other than such exterior locks, Landlord shall have no obligation to provide surveillance or security systems in or about the Premises or the Building, the Parking Area, or access areas, or in or about the Land, and Landlord shall have no liability and Tenant hereby waives all claims in connection with the decision whether or not to provide such services, or the failure of any security personnel, mechanical surveillance or other security or surveillance measures to prevent the occurrence of any theft, vandalism or any other criminal or like causes (or the failure to apprehend the perpetrators of such acts), whether provided by Tenant or Landlord. Tenant shall defend, indemnify, and hold Landlord, the Landlord Additional Insureds and their respective Agents harmless from any such claims made by any of Tenant’s or Tenant’s Agent’s employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Building is attendant to the business of Tenant. Tenant shall have the right, at its sole cost and expense and only after providing written notice to Landlord, to install, maintain, operate, repair, update and replace its own security system on the Premises, including without limitation, card access readers for entry into the Premises, and interior and exterior cameras (collectively, the “Security System”), subject to Landlord’s approval of the location and installation methods of such Security System, not to be unreasonably withheld or delayed. Any such installation of Tenant’s Security System shall be an Alteration and shall be subject to all applicable provisions of Section 12 and Section 13 of this Lease. Tenant shall provide to Landlord cards compatible with the card access readers, keys or combinations, as the case may be, to permit Landlord to access all parts of the Premises, subject to the terms of this Lease. Subject to the final sentence of this Section 7(d), the Security System shall remain the personal property of Tenant and Tenant shall be required remove the Security System prior to the expiration or earlier termination of this Lease. Removal shall be performed in a manner which will not impair the integrity of, damage or adversely affect the Property, and Tenant shall immediately repair any resulting damage and restore the Property to the condition it was found prior to the installation of the Security System, and otherwise in accordance with reasonable procedures established by Landlord. If Tenant fails to remove the Security System within ten (10) days after the expiration date or earlier termination of this Lease, then in addition to Landlord’s other remedies, Landlord may deem the Security System abandoned by Tenant, at which time the Security System shall, at Landlord’s sole discretion, become the exclusive property of Landlord, and Landlord may take any action or no action with respect to such Security System including, without limitation, using or removing such Security System, and if it elects to remove the Security System, repair any resulting damage and restore the Property to the condition it was found prior to the installation of the Security System, all at Tenant’s sole cost and expense, all in accordance with the terms of Section 21(a) below. Notwithstanding the foregoing, any time prior to the expiration or earlier termination of this Lease, Landlord may request that Tenant leave the Security System, in good working order, on the Property at the expiration or earlier termination of this Lease, which request may be granted by Tenant in its sole discretion, and if Tenant agrees to such request, the Security System shall become the sole and exclusive property of Landlord without any payment to Tenant.
(e)Tenant, at Tenant’s sole cost and expense, shall have the right to install a generator to exclusively service the Premises, together with one generator pad and a sound attenuation house (not to exceed forty-five (45) contiguous useable square feet of ground area and twelve (12) feet in height), reasonably necessary for Tenant’s business operations in the Premises for emergency, electrical back-up purposes, including one above-ground diesel fuel tank, a conduit (no greater than six inches (6”) in diameter) and wires running within the said conduit to connect the generator to Tenant’s equipment in the Building and the Building Systems, to the extent required, a muffler with a sound/noise level not to exceed sixty (60) decibels of a distance of not more than twenty (20) feet from the equipment (the sixty (60) decibels maximum sound level applies to all equipment noise, including HVAC), and all related equipment and apparatus (the “Generator”), strictly under and subject to the following conditions:
(i) Before beginning the installation of the Generator, which Tenant shall perform in a good and workmanlike manner and in compliance with the following standards, Tenant shall first obtain Landlord’s written approval, not to be unreasonably withheld or delayed, and in connection therewith Tenant shall provide to Landlord final plans and specifications prepared by an engineer reasonably approved by Landlord and setting forth in detail the design, location, size, method of installation, screening and all related equipment and apparatus for Landlord’s review and written approval, together with evidence reasonably satisfactory to Landlord that all Laws and industry standards have been satisfied. Landlord’s approval shall not constitute a representation or warranty by Landlord that Tenant’s plans and specifications comply with any Laws or industry standards as such compliance shall be the sole responsibility of Tenant. Landlord, at Landlord’s sole and reasonable discretion, shall determine the type of screening required to be maintained around the Generator and the places and method of penetrating the exterior of the Building to connect the Generator to the Premises, at Tenant’s sole cost and expense;
(ii) At least three (3) business days prior to the Generator installation, Tenant shall notify Landlord of the date and time of the installation and such installation shall be fully coordinated with Landlord. Such installation shall not damage the Building or materially interfere with the use of any portion of the Building during the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday (legal holidays excepted) (“Normal Business Hours”) while such installation is taking place;
(iii) Tenant shall have the obligation to perform and shall pay all costs and expenses in connection with, arising out of, or related to the Generator including without limitation the installation, use, operation, insurance, maintenance, repair, tangible personal property taxes, and, to the extent necessary and appropriate, replacement, as may be needed to keep the Generator in a safe, good, orderly condition and repair. In connection with the Generator, Tenant shall reimburse Landlord for the actual reasonable third party costs and expenses of Landlord’s consultants, architects, engineers, contractors and attorneys within thirty (30) days of receipt of an invoice with respect thereto;
(iv) Tenant shall properly fuel and immediately notify Landlord verbally and in writing and remove from the area and otherwise remediate any spills or other leaks of fluid from the Generator or otherwise connected therewith and shall otherwise comply with all Environmental Laws (as defined hereunder), industry standards and the Building Rules, as reasonably imposed by Landlord. All testing of the Generator shall be performed after Normal Business Hours and in accordance with a schedule to be submitted in advance to and approved in writing by Landlord. Landlord shall have the right, during the Term, to relocate the Generator, at Landlord’s sole cost and expense. Landlord shall have the right, during the Term, to require Tenant to modify the Generator sound attenuation housing and exhaust system if, in Landlord’s sole and absolute discretion, noise or exhaust fumes are interfering with other tenants and occupants in the Building or the Property;
(v) Subject to the final sentence of this Section 7(e)(v), the Generator shall remain the personal property of Tenant and Tenant shall be required remove the Generator prior to the expiration or earlier termination of this Lease. Removal shall be performed in a manner which will not impair the integrity of, damage or adversely affect the Property, and Tenant shall immediately repair any resulting damage and restore the Property to the condition it was found prior to the installation of the Generator, and otherwise in accordance with reasonable procedures established by Landlord. If Tenant fails to remove the Generator within ten (10) days after the expiration date or earlier termination of this Lease, then in addition to Landlord’s other remedies, Landlord may deem the Generator abandoned by Tenant, at which time the Generator shall, at Landlord’s sole discretion, become the exclusive property of Landlord, and Landlord may take any action or no action with respect to such Generator including, without limitation, using or removing such Generator, and if it elects to remove the Generator, repair any resulting damage and restore the Property to the condition it was found prior to the installation of the Generator, all at Tenant’s sole cost and expense, all in accordance with the terms of Section 21(a) below. Notwithstanding the foregoing, any time prior to the expiration or earlier termination of this Lease, Landlord may request that Tenant leave the Generator on the Property at the expiration or earlier termination of this Lease, which request may be granted by Tenant in its sole discretion, and if Tenant agrees to such request, the Generator shall become the sole and exclusive property of Landlord without any payment to Tenant; and,
(vi) All applicable terms and conditions of this Lease shall apply to the Generator. The obligations of Tenant under this Section 7(e) shall survive the expiration or earlier termination of this Lease.
8.Insurance; Waivers; Indemnification.
(a)Landlord will at all times during the Term carry a policy of insurance which insures the Building, including the Premises, if any, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy); provided, however, that Landlord will not be responsible for, and will not be obligated to insure against, any loss of or damage to any personal property or trade fixtures of Tenant or any alterations which Tenant may make to the Premises or any loss suffered by Tenant due to business interruption. All insurance maintained by Landlord pursuant to this Section 8 may be effected by blanket insurance policies.
(b)Prior to Tenant’s entry onto the Premises, Tenant will obtain and have and thereafter keep in full force and effect at all times until the expiration of the Term of this Lease, insurance coverage as follows:
(i) Comprehensive general liability insurance policy on an ISO CG 00 01 form, on an occurrence basis, providing coverage for claims for bodily injury, personal injury and property damage occurring on, in or about the Premises with a per occurrence/per offense limit of at least Three Million and 00/100 Dollars ($3,000,000.00) with no deductible or self-insured retention unless specifically approved by Landlord. Defense costs shall be in addition to the policy limits. Such insurance shall provide coverage for all of Tenant’s operations and shall include contractual liability coverage, including coverage applicable to the Tenant’s indemnity requirements herein, and shall include an endorsement naming Landlord, Workspace Property Management, L.P., Workspace Property Trust, L.P. and each of their respective directors, officers, shareholders, members, employees, associated and affiliated entities, ground lessors, any Mortgagees(s) (as defined hereunder), and any other party as designated by Landlord (hereinafter “Landlord Additional Insureds”) as additional insureds on a primary and non-contributory basis for all liability, claims, costs, damages, and expenses arising out or resulting from Tenant’s acts, omissions, operations, occupancy, use, control, and/or tenancy of the Premises. This insurance may be effected by a combination of a primary general liability policy and an excess liability policy provided the limit of the primary general liability policy is not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence and the excess liability policy follows form. Any aggregate under the policy(ies) shall apply separately to the Premises. Such policy(ies) shall include a severability of interest condition or clause providing coverage to each insured as if such insured was the only insured under the policy.
(ii) Workers’ compensation insurance in statutory amounts and in accordance with the laws of the Commonwealth of Pennsylvania and employers’ liability insurance with limits not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) bodily injury by accident and bodily injury by disease. Such insurance shall cover all individuals employed at or retained on behalf of Tenant with respect to the Premises. Such insurance shall include a waiver of subrogation against Landlord and the Landlord Additional Insureds.
(iii) All risk or “special form” property insurance upon property of every description and kind owned by Tenant and/or under Tenant’s care, custody or control and/or for which Tenant is responsible located at the Premises or for which Tenant is legally liable or installed by or on behalf of Tenant. Such insurance shall be in an amount equal to the full replacement cost thereof. Such policy shall also include coverage for business interruption and extra expense in an amount and with coverage adequate to indemnify Tenant for its loss of business and costs of operations for a period of at least twelve (12) months. The deductible under such policy shall not exceed Five Thousand and 00/100 Dollars ($5,000.00) unless specifically approved by Landlord.
(iv) Insurance for such other hazards and in such amounts as Landlord may reasonably require and as at the time are commonly insured against with respect to property similar in character, general location and use and occupancy to the Premises or as required by any Mortgagee in amounts reasonably determined by Landlord. If, by reason of changed economic conditions, the insurance amounts referred to in this Section 8(b) become inadequate, Tenant agrees to increase the amounts of such insurance promptly upon Landlord’s reasonable request. If the forms of policies, endorsements, certificates, or evidence of insurance required by this Section 8(b) are superseded or discontinued, Landlord may require other equivalent or better forms.
All of Tenant’s insurance policies shall be issued by insurers authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A-VIII in the most current edition of Best’s Insurance Reports, shall be in a form and with terms and conditions reasonably acceptable to Landlord, shall include a waiver of subrogation against Landlord and the Landlord Additional Insureds, to the extent permitted by Law, and shall provide an undertaking by the insurers to provide (or if the carriers are unwilling or unable to provide such notice, Tenant or Tenant’s insurance broker shall provide) at least thirty (30) days prior written notice to Landlord and Landlord’s Mortgagee prior to any material change, reduction in coverage required hereunder, or cancellation of any of the insurance policies required herein (ten (10) days in the event of non-payment of premium). Tenant shall deliver to Landlord, within five (5) days after the date of this Lease or any earlier date on which Tenant accesses the Premises, and at least five (5) days prior to the date of each policy renewal, a certificate of insurance, in a form reasonably acceptable to Landlord, evidencing such coverage and including all policy forms and endorsements requested by Landlord. Tenant shall provide complete copies of its insurance policies to Landlord within fifteen (15) days of Landlord’s request. It is understood and agreed that Tenant’s insurance policies shall be primary to any separate coverage carried by Landlord or any Landlord Additional Insured. Any other insurance carried by Landlord and the Landlord Additional Insureds shall be excess of and non-contributory with Tenant’s insurance. The minimum limits of Tenant’s liability insurance and other requirements designated in this Section 8 shall in no way limit or diminish Tenant’s liability including Tenant’s indemnification obligations under this Lease. Further, in the event Tenant maintains insurance with limits greater than those required herein, the limits required herein shall be deemed amended to be such higher limit and Landlord and the Landlord Additional Insureds shall be entitled to the benefit of such higher limit and coverage to the fullest extent of such insurance. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements in this Section 8(b) have been met, and failure of Landlord to demand such evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from certificates or evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance.
Tenant’s insurance obligations set forth herein shall continue in effect throughout the Term and after the Term as long as Tenant, or anyone claiming by, through or under Tenant, occupies all or any part of the Premises.
(c)Tenant will not do or allow anything to be done on the Premises which will increase the rate of insurance on the Building from that of a general office/flex building. If any use of the Premises by Tenant results in an increase in the insurance rate(s) for the Building, Tenant will pay Landlord, as additional Rent, within thirty (30) days after being billed, any resulting increase in premiums irrespective of whether Landlord shall have consented to Tenant’s act. If Tenant installs, or causes the installation of, any electrical equipment which overloads the electrical lines, Tenant shall, at its own expense, make all changes to its Premises and install any fire extinguishing equipment and/or other safeguards that Landlord’s insurance underwriters or applicable fire, safety and building codes and regulations may require. Nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading.
(d)Tenant shall not be permitted to satisfy any of its insurance obligations set forth in this Lease through any self-insurance or self-insured retention, unless expressly consented to by Landlord in writing, which consent may be granted or withheld in Landlord’s sole discretion.
(e)Tenant shall waive, and release Landlord and the Landlord Additional Insureds for any loss or damage to property, and any resulting loss of use of such property, arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy with such endorsements and additional coverages as are considered good business practice in Tenant’s business, even if such loss or damage shall be brought about by the fault or negligence of Landlord or any of the Landlord Additional Insured or their respective Agents. Landlord shall waive and release Tenant for any loss or damage to its property arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Section 9(b) and Section 10(d) hereof nor shall it apply with respect to loss, damage, cost or expense arising out of or resulting from Tenant’s operations or activities at the Premises. This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this Section 8(e) and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Tenant assumes all risk of damage of Tenant’s property within or at the Property and any resulting loss of use or business interruption, including, but not limited to, any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause. Landlord and Tenant acknowledge that the insurance requirements of this Lease reflect their mutual recognition and agreement that each party will look to its own insurance and that each can best insure against loss to its property and business no matter what the cause.
(f)Subject to Section 8(e) above, and except to the extent caused by the gross negligence or willful misconduct of Landlord, any of the Landlord Additional Insureds or their Agents, Tenant will indemnify, defend, and hold harmless Landlord, the Landlord Additional Insureds and their Agents from and against any and all claims, actions, damages, proceedings, costs, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted by any of Tenant’s customers, guests, visitors, clients, patrons, invitees or any other third-party against, imposed upon, or incurred by Landlord, any of the Landlord Additional Insureds or their Agents and arising out of or in connection with loss of life, personal injury, damages, or property damage in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents, whether in contract or tort, occasioned wholly or in part by any act or omission of Tenant or its Agents, and whether prior to, during or after the Term.  Tenant’s obligations pursuant to this Section 8(f) shall survive the expiration or termination of this Lease.  In case any action or proceeding be brought against Landlord, any of the Landlord Additional Insureds or their Agents by reason of any such claim, Tenant, upon notice from Landlord, any of the Landlord Additional Insureds or their Agents, will, at Tenant’s expense, resist and defend such action or proceeding with counsel reasonably acceptable to Landlord, such Landlord Additional Insureds and their Agents.
9.Maintenance and Repairs.
(a)Landlord shall Maintain the Building footings, foundation, structural steel columns and girders (the “Building Structure”) at Landlord’s sole cost and expense. Subject to reimbursement as an Operating Expense, Landlord shall Maintain: (i) the exterior utility lines and facilities to the point of connection to/distribution within the Building (unless maintained by the applicable utility company); (ii) the Building (including the roof but excluding the Building Structure), including the Premises (except to the extent of Tenant’s obligations set forth in Section 9(b) hereof); (iii) the Building Systems; (iv) the Common Areas; and, (v) any other improvements owned by Landlord located on the Property. If Tenant becomes aware of any condition that is Landlord’s responsibility to repair, replace or maintain, Tenant shall promptly notify Landlord of such condition. Moreover, regardless of who bears responsibility for any repair, replacement or maintenance, Tenant shall immediately notify Landlord if Tenant becomes aware of any areas of water intrusion or mold growth in or about the Premises. The cost of repairs to the Common Areas will be included as an Operating Expense, except where the repair has been made necessary by misuse or neglect by Tenant or Tenant’s Agents, in which event Landlord will nevertheless make the repair but Tenant will pay to Landlord, as additional Rent, upon demand, the cost incurred by Landlord to complete such repairs. “Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good working order or condition.  Maintenance also includes utilizing such building-performance assessment tools and energy-optimizing practices that Landlord in its discretion reasonably deems necessary and appropriate for planning, designing, installing, testing, operating and maintaining the Building Systems and Common Areas in an energy efficient manner and providing a safe and comfortable work environment, with a view toward achieving improved overall Building performance and minimizing the Building’s impact on the environment. “Building Systems” means any electrical, mechanical, structural, plumbing, HVAC, sprinkler, life safety or Building access systems, if any, serving the Building and the Premises. Landlord shall deliver the Building Systems serving the Premises in good working order on each of the Initial Premises Commencement Date and/or the Expansion Premises Commencement Date, as applicable.
(b)Except as provided in Section 9(a) above, Tenant, at its sole cost and expense, shall Maintain the Premises and all fixtures and equipment in the Premises. Tenant, at its sole cost and expense, shall keep the Premises in a neat and orderly condition. Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant’s Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made at the sole cost and expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord.
(c)Notwithstanding anything to the contrary contained herein, if Landlord decides an HVAC unit requires replacement, in its sole discretion, Landlord agrees to install, subject to Tenant’s reimbursement as set forth below, replacements of any existing HVAC units on the Effective Date servicing the Premises which are no longer usable. Each replacement HVAC unit shall be paid for by Landlord, who shall be reimbursed by Tenant on the basis of an amortization of the full cost of each such replacement HVAC over a seven (7) year period on a straight line basis. Tenant shall make such reimbursement payments to Landlord on a monthly basis, as an Operating Expense, in accordance with the amortization as aforesaid. Tenant’s reimbursement obligation set forth herein shall exist during the Term and any extension or renewal thereof. By way of illustration only, if a replacement HVAC unit is installed thirty-six (36) months prior to the expiration of the Term or any extension or renewal thereof, Tenant’s reimbursement obligation shall only occur for the first thirty-six (36) months of the seven (7) year amortization period. Notwithstanding the foregoing, under no circumstances will Landlord be responsible for the replacement, installation or cost of any supplemental HVAC units or any HVAC units installed by Tenant during the Term or any extension or renewal thereof.
10.Compliance.
(a)Tenant will, at its sole cost and expense, promptly comply with all Laws now or subsequently pertaining to Tenant’s use or occupancy of the Premises including, without limitation, those relating to ADA (as defined below) and any other Laws regarding accessibility, with respect to the Premises. Tenant will pay any taxes or other charges that may now or hereafter be applied or charged on or against Tenant’s property or trade fixtures or relating to Tenant’s use of the Premises. Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any alteration to or in the Building or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises or the Property to be deemed a “place of public accommodation” under the ADA if such use would require any such Alteration). Landlord shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Common Areas and the Building. Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility with respect to the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to make any Alterations or changes to the Premises, Building or Property to comply with such Laws unless caused by Tenant’s act or failure to act as required hereunder, and any such required Alterations or changes shall be performed by or on behalf of Landlord, at Tenant’s sole cost and expense. “ADA” means the Americans with Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time and all other federal, state and municipal laws relating to access. As used herein, “Law” or “Laws” means any and all present or future federal, state, municipal, county and other local laws, statutes, ordinances, rules, orders, regulations, directives, subdivisions, guidelines, common law, and any and all governmental, quasi-governmental, judicial or administrative orders, directives, decrees, judgments, injunctions, and agreements, and any and all other requirements of federal, state or local governmental authorities, bureaus, agencies, or offices having jurisdiction over the Property, or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property including, without limitation, Tenant’s Use.
(b)Tenant will comply, and will cause its Agents to comply, with the Building Rules.  Landlord may adopt, and Tenant shall comply with, reasonable rules and regulations to promote energy efficiency, sustainability and environmental standards for the Property, as the same may be changed from time to time upon reasonable notice to Tenant.
(c)Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials (as defined hereunder), except for activities which are part of the ordinary course of Tenant’s business and are conducted in accordance with all Environmental Laws (as provided herein) (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for the disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises or the Property, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing; and (vi) Tenant will cooperate with Landlord, any Mortgagee or any purchaser of the Property in their environmental assessments of the Property, including without limitation, participation in interviews regarding the uses and environmental conditions at or affecting the Property, and providing reasonable access to the Premises. “Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment. “Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord, the Landlord Additional Insureds and their respective Agents harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost. Tenant’s obligations pursuant to this Section 10(c) shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained in this Section 10(c) to the contrary, Tenant shall have no liability under this Section 10(c) with respect to Hazardous Materials existing or generated, at, in, on, under or in connection with the Premises (a) prior to the Initial Premises Commencement Date or Expansion Premises Commencement Date, as applicable, or (b) resulting solely from the acts or omissions of Landlord or its agents, employees, contractors or invitees during the Term, and in no event shall any costs, expenses, attorneys’ fees, or other monetary obligations of any nature arising from or as a result thereof be included as part of Tenant’s Share of Operating Expenses, provided, however, Tenant shall be liable for, and responsible for the costs resulting from, any exacerbation of such conditions or Hazardous Materials. Landlord represents to Tenant that, as of the Effective Date, Landlord has received no written notice from any governmental agency having jurisdiction over the Premises that any Hazardous Materials exist in the Premises in violation of any Environmental Laws in, on or under the Premises, the Building or the Common Areas.
(d)Tenant shall be responsible for controlling and managing its employees, customers, patrons, visitors, invitees and guests’ access to the Premises, at Tenant’s sole cost and expense.
11.Signs. Landlord will furnish and install, at its sole cost and expense, Tenant Building standard vinyl identification signage on or beside the main entrance door to both the Initial Premises and the Expansion Premises and on Landlord’s existing monument sign located on the Property, all in accordance with Landlord’s standard graphics program for the Building and in accordance with all applicable Laws and regulations including, without limitation, the requirements of East Whiteland Township. Except as expressly permitted in this Section 11, Tenant shall not place any signs, graphics, notice, picture, placard or poster, or any advertising matter whatsoever on the exterior of the Premises, Building, or the Property, or make or permit any changes in or to Tenant’s signage, without the prior written consent of Landlord, in its sole discretion, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises. Landlord shall have the right to install and maintain signs on the exterior and interior of the Building. Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Premises and/or the Property to its condition existing prior to the installation of Tenant’s signs. Tenant will not have the right to have additional names placed on the Building monument sign without Landlord’s prior written consent, in its sole discretion. Tenant shall bear the cost of any additional names placed on the Building monument sign approved by Landlord or any changes required to any existing sign due to a name change by Tenant. In the event that Tenant desires to change its name on the Building monument sign or on any sign, Tenant shall provide an explanation to Landlord of the circumstances prompting the need for such name change. If any sign for which this Lease requires Landlord’s approval has not been approved by Landlord is displayed, then Landlord shall, upon reasonable prior notice to Tenant, have the right to remove such sign at Tenant's sole cost and expense or to require Tenant to do the same. Tenant expressly acknowledges and agrees that the location of the panel on Landlord’s existing monument sign shall not be guaranteed, and Landlord shall have the absolute right from time to time, in its sole discretion, to relocate the position of Tenant’s sign panel on the monument sign.
12.Alterations.
(a)Except for non-structural Alterations that (i) do not exceed Ten Thousand and 00/100 Dollars ($10,000.00) in the aggregate, (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building System, the roof, or the structural strength of the Building (iv) do not require penetrations into the floor, ceiling or walls, and (v) do not require work within the walls, below the floor or above the ceiling (“Cosmetic Alterations”, which shall not require Landlord’s consent), Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld or delayed, and any such Alterations shall not affect the structural elements of the Building, the Common Areas or Building Systems, or would otherwise require a building permit. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (u) not less than ten (10) days prior to commencing any Alteration, Tenant shall deliver to Landlord for Landlord’s review and approval the plans, specifications and necessary permits for the Alterations (the “Alteration Plans”), together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming the Landlord Additional Insureds, as their interests may appear, as additional insureds; (v) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor which such approval shall not be unreasonably withheld, conditioned or delayed; (w) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord; (x) the Alteration shall be performed in accordance with Landlord’s reasonable requirements relating to sustainability and energy efficiency; (y) Tenant shall pay Landlord all reasonable out-of-pocket costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications, and of any supervision or inspection of the construction Landlord deems necessary; and (z) upon Landlord’s request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. “Alteration(s)” means any addition, alteration or improvement to the Premises or Property excluding Landlord’s Work, and Tenant’s FFE. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord, promptly after Tenant’s written request, which request may be made at the time Tenant submits its Alteration Plans to Landlord for Landlord’s review, gives notice to Tenant to remove any of such Alterations at the expiration of this Lease, in which event Tenant will remove them, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s installation of such Alteration(s), all in accordance with the terms of Section 21(a) below. Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any Alterations to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord.
(b)For any Alterations (other than Cosmetic Alterations), Tenant shall pay Landlord a construction supervision fee equal to five percent (5%) of Tenant’s total hard construction costs. Landlord’s review or approval of any Alterations or plans or specifications therefor shall not be a representation or warranty of Landlord that such Alterations, plans or specifications are fit for any use or comply with any Laws, and Tenant shall have no right to rely upon any review or approval. Landlord shall have no liability to Tenant or any third party by reason of such review or approval, and any such review and approval shall be for Landlord’s own benefit.

(c)All workmen and mechanics performing any Alterations must work in harmony and not interfere with labor employed by Landlord, Landlord’s contractors (including, without limitation, the Contractor) or labor employed by any other tenants or their contractors. If at any time during the course of the installation of any Alterations, any workmen or mechanics performing the Alterations are unable to work in harmony, or interfere, with labor employed by Landlord, Landlord’s contractors (including, without limitation, the Contractor) or by any other tenants or their contractors, then the approval granted by Landlord to Tenant for the subject Alterations may be withdrawn by Landlord upon forty eight (48) hours’ written notice to Tenant, and Tenant shall thereafter cause the Alterations to cease and shall, at Landlord’s sole option, restore the Premises to the condition as existed prior to the commencement of such Alterations. Tenant shall indemnify, defend and hold Landlord, the Landlord Additional Insureds, and their respective Agents harmless from and against any claim, liability or other losses in any way arising from labor disharmony in connection with any Alterations or any other contractors or employees of Tenant, its subtenants, successors or assigns. Landlord reserves the right to require Tenant to use contractors designated by Landlord, in its sole discretion, for Alterations that are performed in secure areas of the Building or other portions of the Building outside of the Premises or which impact any Building Systems, provided the rates of such contractors are commercially market rates.
13.Mechanics’ Liens. Except to the extent contracted for by Landlord, the interest of Landlord in the Premises and the Property shall not be subject in any way to any liens, including real estate commission liens and construction liens for improvements to or other work performed by or on behalf of Tenant. Tenant shall promptly pay for all labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such liens including a written provision in all construction contracts for suppliers of labor, services, materials and equipment, approved in writing by Landlord prior to execution, that this Lease prohibits mechanics/construction liens against the Premises and the Property. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by satisfying or bonding over such lien within fifteen (15) days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. It is further understood and agreed that under no circumstance is the Tenant to be deemed the agent of Landlord for any Alteration, repair, or construction within the Premises, the same being done at the sole expense and request of Tenant and not as an express or implied agent of Landlord.  All contractors, materialmen, suppliers, mechanics, and laborers are hereby charged with notice that they must look only to Tenant for the payment of any charge for work done or materials furnished upon the Premises in connection with any Alterations, repair or construction by Tenant within the Premises during the Term.
14.Landlord’s Rights.
(a)Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in an emergency) to inspect, perform any work to Maintain, or make alterations to the Premises (other than alterations for subsequent tenants) or Property, to exhibit the Premises for the purpose of sale or financing, and, during the last twelve (12) months of the Term and any renewal thereof, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant or interfere with Tenant’s business operations therein, in exercising its rights under this Section 14, but Landlord shall not be liable for any interference with Tenant’s occupancy resulting from Landlord’s entry. Tenant will provide Landlord or its designees free and unfettered access to any mechanical or utility rooms, conduits, risers or the like located within the Premises. Landlord, its lender, and any authorized representative or similar party, and any prospective tenant, shall have the right to enter the Premises at reasonable times and upon reasonable prior notice to perform inspections, surveys, measurements or such other reasonable activities as may be necessary to prepare the Premises for occupancy by the succeeding tenant. Tenant will have no claims, including claims for interruption of Tenant’s business, or cause of action against Landlord by reason of entry for such purposes. Notwithstanding the foregoing, except in an emergency, neither Landlord nor its lender, authorized representative or similar party shall enter any “clean space” or R&D space within the Premises without Tenant’s prior consent, which consent shall not be unreasonably withheld or delayed, and only then accompanied by a Tenant representative at all times, provided, however, Landlord shall not be required to reschedule any such scheduled entry if Tenant’s representative becomes unavailable during such time.

(b)In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person, or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim: (i) to name the Building and to change the name or street address of the Building or the roads leading to and from the Building or the Land; (ii) to relocate various facilities within the Building and on the Land, including, without limitation, lobby areas, mechanical areas, entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets or other Common Areas; access to and from the Building; or the configuration of the Parking Area or other parking areas; (iii) to install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom; (iv) when reasonably necessary to temporarily close the Parking Area or any part thereof, walkways, drives, entrances, doors, corridors, elevators or other facilities, provided alternate parking areas, driveways and entrances are provided, to the extent necessary; (v) to subdivide the Property; (vi) to subject all or any part of the Property to a condominium regime; (vii) to pursue, or allow any tenant or prospective Property purchaser to pursue, any variance or other zoning relief which Landlord shall, in its good faith judgment, determine to be advisable; (viii) to unilaterally alter Tenant’s ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location, or at any time close temporarily any Common Areas to make repairs or changes therein or to effect construction, repairs or changes within the Building or on the Land on which the Building is located, or to discourage non-tenant parking, and may do such other acts in and to the Common Areas as in Landlord’s sole judgment may be desirable to improve their convenience; (ix) to use and/or allow others to use the roof of the Building or any portion of the Land on which the Building is located; (x) to limit the space on the directory of the Building to be allotted to Tenant; and, (xi) to grant to anyone the right to conduct any particular business or undertaking in the Building; provided, however, that Landlord’s rights under this Section 14(b) shall not adversely affect Tenant’s access to or use of the Premises for Tenant’s Use in any material way.
(c)No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. Any diminution or shutting off of light air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.
(d)If Tenant breaches any covenant or condition of this Lease beyond applicable notice and cure periods, in addition to all other remedies available to Landlord under this Lease, Landlord may, on prior notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant, and the reasonable amount of all expenses, including attorney’s fees, incurred by Landlord in so doing (whether paid by Landlord or not) will be deemed payable on demand as additional Rent.
(e)As additional security for the faithful performance and observance by Tenant of all of the terms, provisions and conditions of this Lease, Tenant hereby grants to and creates on behalf of Landlord a security interest in all of Tenant's FFE, decorations, Alterations, machinery, installations, additions and improvement in and to the Premises. Accordingly, this Lease constitutes a security agreement under the Pennsylvania Uniform Commercial Code. The security interest herein granted, and any security interest of Landlord granted by statute shall be subordinate, solely as to FFE and other personalty, to any purchase money security interest given by Tenant in connection with the financing of the purchase of the item of personalty in question. Tenant agrees from time to time to execute and deliver such security agreements and financing statements as Landlord shall reasonably require to evidence and/or perfect the lien of the security interest granted herein, within ten (10) days after Landlord's request therefor. Upon the occurrence of an Event of Default (as defined hereunder), Landlord may, at its option, foreclose on said security and apply the proceeds of the sale of the property covered thereby for the payment of all Rent due under this Lease or any other sum owed by Tenant under the terms of Section 22 below including, but not limited to, any damages or deficiencies resulting from any reletting of the Premises, whether said damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Tenant covenants that it shall keep and maintain all FFE and other personalty at the Premises, whether or not the property of Tenant, in good, substantial and efficient operating condition (including replacement of same when necessary) at Tenant's sole cost and expense, at all times during the Term of this Lease. Upon Tenant’s request, Landlord shall execute a lien subordination agreement concerning any purchase money security interest given by Tenant in connection with the financing of the purchase of Tenant’s FFE and other personalty in favor of any lender to Tenant (a “Lien Subordination Agreement”), and Tenant acknowledges that Landlord will incur costs in connection with the review and negotiation of such Lien Subordination Agreement. Accordingly, Tenant shall promptly pay to Landlord the amount of all costs (including, without limitation, Landlord’s reasonable attorney’s fees) actually incurred by Landlord in connection with any Lien Subordination Agreement. Without limiting the generality of the foregoing, Tenant shall pay such amount even in the event that the proposed Lien Subordination Agreement is not effectuated. Tenant understands, certifies and agrees Landlord will not execute any waiver of liens in connection with any Tenant financing.
(f)In the event Tenant requests Landlord to enter into an access agreement with a telecommunications or other data service provider, Tenant acknowledges that Landlord will incur costs in connection with the review and negotiation of such agreement. Accordingly, Tenant shall promptly pay to Landlord the amount of all reasonable out-of-pocket costs (including, without limitation, Landlord’s reasonable attorney’s fees) actually incurred by Landlord in connection with any such telecommunications or other data service provider access agreement. Without limiting the generality of the foregoing, Tenant shall pay such amount even in the event that the proposed agreement is not effectuated.
15.Damage by Fire or Other Casualty. If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section 15, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction (including Landlord’s Work), but not including the repair, restoration or replacement of any FFE or any Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, within thirty (30) days after the date of the casualty, if Landlord anticipates that the restoration will take more than one hundred eighty (180) days from the date of the casualty to complete; in such event, either Landlord or Tenant (unless the damage was intentionally caused by Tenant) may terminate this Lease effective as of the date of casualty by giving notice to the other within ten (10) days after Landlord’s notice or, if neither party terminates this Lease as aforementioned, and such restoration is not completed within such two hundred seventy (270) day period, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord at any time prior to the completion. If a casualty occurs during the last twelve (12) months of the Term, either party may terminate this Lease unless Tenant has the right to extend the Term for at least three (3) more years and does so within thirty (30) days after the date of the casualty. Moreover, Landlord may terminate this Lease if the loss is not covered by the insurance required to be maintained by Landlord under this Lease or if any holder of a Mortgage on the Land or Building does not permit or release insurance proceeds for such repair or restoration. Tenant will receive a proportionate abatement of Minimum Annual Rent and Annual Operating Expenses to the extent all or a portion of the Premises is rendered untenantable as a result of any such casualty.
16.Condemnation. If (a) all of the Premises are Taken (as defined hereunder), (b) any part of the Premises is Taken and the remainder is insufficient in Landlord’s opinion for the reasonable operation of Tenant’s business, or (c) any of the Property is Taken, and, in Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, to the extent that proceeds are paid to Landlord and made available by the holder of a Mortgage on the Land or the Building, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Minimum Annual Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion to the square foot area untenantable, and this Lease shall be amended appropriately including, without limitation, the proportionate reduction of Tenant’s Share. The compensation awarded for a Taking shall belong to Landlord. Except for any relocation benefits to which Tenant may be entitled, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant’s leasehold estate. “Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.
17.Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.
18.Assignment and Subletting.
(a)Except as provided in Section 18(b) below, Tenant shall not enter into nor permit any Transfer (as defined hereunder) voluntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord or an affiliate of Landlord, (ii) the business, business reputation, or creditworthiness of the proposed transferee is unacceptable to Landlord, in Landlord’s reasonable discretion, (iii) Landlord or an affiliate of Landlord has comparable space available for lease by the proposed transferee, (iv) the proposed transferee is a governmental agency or a quasi-governmental entity or any other person or entity entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the proposed transferee agrees to waive such diplomatic or sovereign immunity, or shall not be subject to the service of process in, or the jurisdiction of the courts of, the Commonwealth of Pennsylvania; or (v) an Event of Default by Tenant exists, or Tenant is in default under this Lease. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In no event shall any Transfer relieve Ocugen, Inc. and any subsequent Tenant from any obligation under this Lease. Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord or its Mortgagee. “Transfer” means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant’s interest in the Premises, or (iii) any transfer of a controlling interest in Tenant. For the purpose of this definition, “transfer of a controlling interest of Tenant” means either (i) ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all equity or other beneficial interest or (ii) the power to direct the management and policies of such entity.
(b)Landlord’s consent shall not be required in the event of any Transfer by Tenant to an Affiliate (as defined hereunder) provided that (i) the Affiliate has a tangible net worth at least equal to that of Tenant as of the Effective Date of this Lease, (ii) Tenant provides Landlord notice of the Transfer at least seven (7) days prior to the effective date of the Transfer, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate and a copy of the proposed Transfer documents, and (iii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement or a sublease (as applicable) executed by Tenant and the Affiliate, together with a certificate of insurance and appropriate endorsements evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease. Landlord’s consent shall also not be required with respect to the sale or transfer of stock in Tenant whose stock or ownership interests are publicly-traded on a nationally-recognized exchange. “Affiliate” means (1) any corporation, partnership, limited liability company or other entity controlling, controlled by, under common control of Tenant, or an affiliate, subsidiary or parent of Tenant, (2) any successor to the business of Tenant by merger, consolidation or reorganization, or (3) any purchaser of all or substantially all of the assets of Tenant or seventy-five percent (75%) or more of the stock or other ownership interest of Tenant (or Tenant’s parent) as a going concern.
(c)The provisions of Section 18(a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate), Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If Tenant proposes to enter into a Transfer for either the Initial Premises or the Expansion Premises, as the case may be (other than to an Affiliate), Landlord may amend this Lease to remove either the Initial Premises or the Expansion Premises, as the case may be (the “Recapture Space”), either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Premises transferred. If Landlord recaptures the Recapture Space, Tenant shall be solely responsible, at its cost and expense, for all Alterations required to separate the Recapture Space from the balance of the Premises, if any, including, but not limited to, construction of demising walls and separation of utilities.
(d)If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least fifteen (15) days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. If Landlord fails to approve such Transfer within fifteen (15) days after Landlord’s receipt of all requested materials, Landlord’s consent to such Transfer shall be deemed rejected. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement or a sublease (as applicable) reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Each sublease will provide that such subtenant’s rights will be no greater than those of Tenant, and that the sublease is subject and subordinate to this Lease and to the matters to which this Lease is or will be subordinate, and that upon an Event of

Default, Landlord may, at its option, have such subtenant attorn to Landlord or, subject to the following sentence, require that such subtenant pay its rent due to Tenant under such sublease directly to Landlord, provided, however, in such case Landlord will not (i) be liable for any previous act or omission of Tenant under such sublease or, (ii) be subject to any offset not expressly provided for in this Lease or by any previous prepayment of more than one month’s rent under such sublease. If this Lease shall be assigned, or if the Premises or any part thereof shall be sublet or occupied by any party or parties other than Tenant, Landlord may, during any Event of Default, collect directly from any such assignee or subtenant of Tenant, or any other party occupying the Premises or any part thereof through or under Tenant, all rents that become due and payable for the use of the Premises or any part thereof by such party under such assignment agreement or sublease, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection of any such amount shall be deemed a waiver of the Tenant’s obligations under this Section 18, nor shall it be deemed an acceptance of the assignee, subtenant or occupant as the “Tenant” hereunder, nor a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease. The liability of Tenant and each assignee or subtenant will be joint, several and primary for the observance of all the provisions, obligations and undertakings of this Lease, including the payment of Rent without abatement or reduction of any kind or nature through the entire Term, as the same may be renewed, extended or otherwise modified. The proposed assignee or subtenant will use the Premises for the permitted Use only.
(e)Tenant acknowledges that Landlord will incur costs in connection with any Transfer under this Lease. Accordingly, Tenant shall promptly pay to Landlord the amount (“Transfer Charge”) of all reasonable out-of-pocket costs (including, without limitation, Landlord’s reasonable attorney’s fees) actually incurred by Landlord in connection with any Transfer, not to exceed [***] per Transfer so long as Tenant uses Landlord’s Consent to Transfer form, substantially unchanged. Without limiting the generality of the foregoing, Tenant shall pay the Transfer Charge even in the event that (i) a proposed Transfer is not effectuated or (ii) a Transfer is permitted herein without need for Landlord’s consent.
19.Subordination; Mortgagee’s Rights.
(a)Tenant accepts this Lease subject and subordinate to any Mortgage of the entire Building and/or Land affecting the Premises, which may now or in the future be secured upon the Building and/or Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that Tenant’s right of possession of the Premises shall not be disturbed by the Mortgagee so long as an Event of Default does not exist and Tenant is not in default under this Lease.  This clause shall be self-operative, and although no instrument or act on the part of Tenant will be necessary to effectuate such subordination, Tenant will, nevertheless, in confirmation of such subordination, within ten (10) days after request, execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request.  However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease.  Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment within ten (10) days after request.  Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest. “Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate. “Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate.
(b)Intentionally omitted.

(c)The provisions of Section 15 and Section 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.
(d)Tenant shall send to each Mortgagee of any Mortgage covering the Property or any part thereof (after notification of the identity of such mortgagee and the mailing address thereof) copies of all notices that Tenant sends to Landlord; such notices to said Mortgagee shall be sent concurrently with the sending of the notices to Landlord and in the same manner as notices are required to be sent pursuant to Section 25 hereof. Tenant will accept performance of any provision of this Lease by such Mortgagee as performance by, and with the same force and effect as though performed by, Landlord.
20.Tenant’s Certificate; Financial Information; Confidentiality.
(a)Within ten (10) days after Landlord’s request from time to time, (a) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord’s interest in the Property, an estoppel certificate in the form of attached Exhibit “E” (or other commercially reasonable form requested by Landlord), modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee and/or prospective purchaser reasonably requested financial information, but not more than twice per year; provided, that if Tenant is a publicly traded company or the financial information of Tenant is consolidated with a publicly traded Affiliate of Tenant, then publication by Tenant or such publicly traded company of its financials on its website shall be considered delivery by Tenant of requested financials hereunder. Landlord agrees to keep any private financial information provided to it by Tenant confidential (except for disclosure to the parties listed in Section 20(b) below), and any Mortgagee, prospective Mortgagee and/or prospective purchaser, and any such party with which Landlord shares such information shall be instructed by Landlord of the obligation to keep such information confidential.
(b)Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Lease, including the Minimum Annual Rent and additional Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity, except to Tenant’s accountants, attorneys, lenders, consultants and representatives (who shall also be required to keep the terms of this Lease confidential) or as required by Law. This non-disclosure and confidentiality agreement will be binding upon Tenant without limitation as to time, and a breach of this Section 20(b) will constitute a material breach under this Lease. In addition, Tenant’s employees, contractors and Agents shall keep all of the terms and conditions of this Lease, including any billing statements and/or any backup supporting those statements, confidential.
21.Surrender.
(a)On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good broom-clean condition, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease. Notwithstanding anything to the contrary contained in this Lease, prior to the expiration or earlier termination of this Lease (unless Landlord in writing directs Tenant otherwise at least thirty (30) days before the expiration date of the Term or any extension or renewal thereof), Tenant shall remove from the Premises all Alterations (subject to Section 12(a) above) and its FFE, partitions, signage, and all other personal property installed by Tenant or its assignees or subtenants. Tenant shall not be required to remove any improvements made to the Premises as part of Landlord’s Work other than Tenant specific equipment or any unusual configuration for first class office/flex space that was installed to the Premises for Tenant’s specific Use and business operations, and any raised flooring, vaults, and modifications to the Building’s utility and mechanical systems (“Tenant Specific Equipment”). Tenant shall also cap or terminate all telephone, computer and data connections at service entry panels in accordance with all applicable Laws. Tenant shall repair any damage resulting from any and all such removal(s) and shall restore the Premises to good order and the condition existing prior to Landlord’s installation of any such Tenant Specific Equipment and Tenant’s installation of any Alterations and/or FFE. Any of the Alterations, FFE, Tenant Specific Equipment or Tenant’s personal property not removed or restored as required herein shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and retain such property as its property or sell such property and keep the proceeds. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all resulting damages Landlord may incur. Tenant’s failure to comply with the terms and conditions of this Section 21(a) shall also be deemed an Event of Default by the Tenant under this Lease, entitling Landlord to exercise all legal and equitable remedies available to Landlord.
(b)If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease (“Holdover”), without the written consent of Landlord, Tenant’s occupancy of the Premises shall be that of a tenancy at sufferance. Tenant’s occupancy during any Holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent shall be one hundred fifty percent (150%) of the Monthly Rent payable for the last full month immediately preceding the Holdover for the first month of any such Holdover, and two hundred percent (200%) of the Monthly Rent payable for the last full month immediately preceding the Holdover thereafter, plus in each case, all other charges payable hereunder, and upon all the terms hereof applicable to such a tenancy at sufferance. No Holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Nothing contained herein shall be deemed to authorize Tenant to remain in occupancy of the Premises after the Expiration Date or sooner termination of the Term. Any provision in this Lease to the contrary notwithstanding, any Holdover by Tenant shall constitute an Event of Default entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord upon an Event of Default, and, if Tenant fails to surrender the Premises to Landlord on or any time after the Expiration Date in the condition required under this Lease within thirty (30) days after Landlord provides notice to Tenant to vacate (which notice may be provided to Tenant any time prior to the Effective Date, provided, however, in no event shall Tenant be required to surrender the Premises prior to the Expiration Date), Tenant shall also be liable for, and agrees to hold Landlord harmless from and against, all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including attorneys’ fees and consequential damages, that Landlord suffers as a result of the Holdover, including any claims made by any succeeding tenant based on such delay.
22.Defaults - Remedies.
(a)It shall be an “Event of Default” following the expiration of all applicable notice and cure periods set forth below:
(i) If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22(d) below, Tenant fails to cure such default on or before the date that is five (5) business days after Landlord gives Tenant written notice of default;
(ii) If Tenant enters into or permits any Transfer in violation of Section 18 above;
(iii) If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(d) below, Tenant fails to cure the default on or before the date that is thirty (30) days after Landlord gives Tenant written notice of default; provided, however, if the default cannot reasonably be cured within thirty (30) days following Landlord’s giving of notice, Tenant shall be afforded additional reasonable time (not to exceed ninety (90) days following Landlord’s notice) to cure the default if Tenant begins to cure the default within thirty (30) days following Landlord’s notice and continues diligently in good faith to completely cure the default;
(iv) If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than sixty (60) consecutive days; or
(v) If Tenant vacates any portion of the Premises for thirty (30) or more consecutive days, except in the event of casualty, condemnation, Force Majeure, or in connection with the performance of a permitted Alteration.

Any notice periods provided for in this Lease shall run concurrently with any statutory notice periods and any notice sent hereunder may be sent simultaneously with or incorporated into any such statutory notice.
(b)If an Event of Default occurs, Landlord shall, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default (with such remedies being cumulative and not exclusive), have the following rights and remedies:
(i) Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with an administrative fee of ten percent (10%) thereof) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;
(ii) To enter, re-enter and repossess the Premises, by breaking open locked doors if necessary, without terminating this Lease, and remove all persons and all or any property from the Premises, by action at law, without being liable for prosecution or damages, in which case Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent and all other amounts due hereunder as they become due. Landlord may, at Landlord’s option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all reasonable costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 22(b)(ii) or other action on Landlord’s part shall be construed as an election to terminate this Lease unless a written notice of such intention is sent to Tenant or unless the termination hereof is decreed by a court of competent jurisdiction. Landlord’s election not to terminate this Lease pursuant to this Section 22(b)(ii) or pursuant to any other provision of this Lease shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies;
(iii) To accelerate the whole or any part of the Rent for the balance of the Term as provided in Section 22(b)(iv) below, along with all sums past due, and declare the same to be immediately due and payable. In determining the amount of any future payments due Landlord as a result of increases in Annual Operating Expenses, Landlord may make such determination based upon the amount of Annual Operating Expenses paid by Tenant for the full year immediately prior to such Event of Default;
(iv) To terminate this Lease and the Term by any lawful means without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken, in which case Tenant shall promptly surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Event of Default including, but not limited to, the cost of recovering possession of the Premises; expenses of re-letting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; the “worth at the time of award” established by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges due for the balance of the Term after the time of Tenant’s default exceeds the amount of such rental loss for the same period that Tenant proves by clear and convincing evidence could have been reasonably avoided; and that portion of any leasing commission paid by Landlord, if any, applicable to the unexpired Term of this Lease (which shall be calculated based on the assumption that any leasing commission applicable to the Term would have been evenly and equally amortized in monthly payments over the number of months contained in the Term at an interest rate of seven percent (7%) per annum). For purposes of this Section 22(b)(iv), “worth at the time of award” of the amount referred to above shall be computed by discounting each amount by a rate equal to the Prime Rate at the time of the award plus three percent (3%), but in no event more than an annual rate of ten percent (10%). As used herein, the “Prime Rate” means the then current prime rate published in the Wall Street Journal provided, however, if the Wall Street Journal no longer publishes a prime rate then the Prime Rate shall be an equivalent rate established by a financial institution or financial publication designated by Landlord;

(v) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect, whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent and all other amounts due hereunder as and when they become due;
(vi) Landlord may immediately proceed to collect or bring action for the whole Rent or such part thereof as aforesaid, as well as for liquidated damages provided for hereinafter, as being rent in arrears, or may enter judgment therefor in an amicable action as herein elsewhere provided for in case of rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such rent, or Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof;
(vii) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants, or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate, and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others; and,
(viii) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the Commonwealth of Pennsylvania. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant’s occupancy of the Premises.
(c)In addition to the rights and remedies provided in Section 22(b) above, if an Event of Default occurs relating to Tenant's non-payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to CONFESS JUDGEMENT against Tenant, and in favor of Landlord, FOR ALL RENT DUE HEREUNDER PLUS COSTS AND AN ATTORNEY’S COLLECTION COMMISSION EQUAL TO THE GREATER OF TEN PERCENT (10%) OF ALL RENT OR FIVE THOUSAND 00/100 DOLLARS ($5,000.00), plus damages and all reasonable attorney’s fees, costs and expenses, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one (1) exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial Term of this Lease and during any extended Term of this Lease and after the expiration of any extended Term of this Lease.
(d)Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant any notice and opportunity to cure provided in Section 22(a)(i) above more than twice in any consecutive twelve (12) month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, (ii) Landlord shall not be required to give any additional notice prior to exercising its rights if Tenant fails to comply with the provisions of Sections 8, 12, 13, 18, 20, 26 of this Lease within the appliable notice, consent, cure or other time periods expressly set forth in such sections, and (iii) Landlord may, in the event of an emergency, cure any Tenant default without providing notice thereof to Tenant.

(e)No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord (or payment into a lockbox account) of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.
(f)If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.
(g)IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS LEASE, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS LEASE, THE PERFORMANCE OF THIS LEASE, OR THE RELATIONSHIP CREATED BY THIS LEASE, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.
(h)When this Lease and the Term or any extension thereof shall have been terminated on account of any Event of Default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, plus damages and all reasonable attorney’s fees, costs and expenses, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. AFTER THE ENTRY OF ANY SUCH JUDGMENT AGAINST TENANT, A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.
(i)The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises.
(j)TENANT ACKNOWLEDGES AND AGREES THAT THE FOREGOING WARRANTS OF ATTORNEY ARE GIVEN IN CONNECTION WITH A COMMERCIAL TRANSACTION AND THAT LANDLORD’S PROPER EXERCISE OF THE WARRANTS OF ATTORNEY GRANTED HEREIN WOULD BE IN ACCORDANCE WITH TENANT’S REASONABLE EXPECTATIONS. TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.

(k)Tenant expressly waives (i) the benefits of all laws, now or hereafter in force, exempting any property within the Premises or elsewhere from distraint, levy or sale; (ii) the right to any notice to remove as may be specified in the Pennsylvania Landlord and Tenant Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days’ notice shall be sufficient in any case where a longer period may be statutorily specified; and (iii) any Pennsylvania statutory provisions dealing with termination rights due to casualty, condemnation, delivery of possession or any other matter dealt with by this Lease, all of which are superseded by the terms of this Lease.
23.Tenant’s Authority; OFAC. Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant, and if Tenant is a corporation, partnership, joint venture, limited liability company, or other type of organization (each, an “Entity”), Tenant will, within fifteen (15) days after Landlord’s request, provide Landlord with a resolution confirming the authorization. Tenant represents and warrants to Landlord (i) that neither Tenant nor any person or entity that directly owns a ten percent (10%) or greater equity interest in Tenant nor any of its officers, directors or managing members (collectively, “Tenant and Others in Interest”) is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 signed on September 24, 2001 (the “Executive Order”) and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that Tenant and Others in Interest’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the Term Tenant will comply with the Executive Order and the Money Laundering Act. Tenant certifies that it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.
24.Liability of Landlord. The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Property, the Building or the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, if applicable, Landlord shall be relieved of all liability upon transfer of such portion to its successors in interest). Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant’s notice. In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord, except Landlord’s interest in the Property, but are made and intended for the purpose of binding only Landlord’s interest in the Property, as the same may from time to time be encumbered. Neither Landlord nor any principal of Landlord nor any owner of the Property, nor any of their respective partners, officers, employees, heirs, legal representatives, successors, and assigns, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of any claim by Tenant against Landlord.
25.Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1(k) above (or to such other address as either may designate by notice to the other) with a copy of any default notice to any Mortgagee or other party designated in writing by Landlord. Each notice or other communication shall be deemed sent if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been delivered on the day of actual delivery to the intended recipient (or if the day of actual delivery is not a business day, the first business day immediately following the day of actual delivery) or on the business day any attempted delivery is refused. The sending of notice by Landlord’s or Tenant’s attorneys, representatives and Agents under this Section 25 shall be deemed to be the acts of Landlord or Tenant, respectively. Delivery of notice through electronic messages sent to the email address(es) of Landlord or Tenant, their respective Affiliates, and legal counsel as set forth in Section 1(k), shall constitute delivery of notice so long as a copy of such electronic message is delivered by the sending party to the receiving party by prepaid overnight delivery service within one (1) business day after the date of such electronic message.
26.Security Deposit. The Security Deposit shall be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s Event of Default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within ten (10) days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord. If Tenant complies fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant within sixty (60) days after the Expiration Date, surrender of the Premises to Landlord in the condition required herein and final adjustment and reconciliation of Operating Expenses due and payable prior to the Expiration Date have occurred.
27.Broker. Tenant represents and warrants to Landlord that Tenant has not consulted or negotiated with any broker or finder with regard to this Lease. Landlord and Tenant each will indemnify the other against, and hold the other harmless from, any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises and this Lease, including attorneys’ fees at all tribunal levels incurred in connection with the defense of any such claim.
28.Mortgagee Approval. If any Mortgagee shall have the right of approval of this Lease and such Mortgagee shall, subsequent to the execution hereof by all parties hereto, require a change or changes in this Lease as a condition of its approval thereof and if within thirty (30) days after notice from Landlord, Tenant fails or refuses to execute reasonable amendment(s) to this Lease accomplishing the change or changes which are stated by Landlord as being needed in connection with the approval of this Lease by the Mortgagee, Landlord shall have the right to cancel this Lease. It is understood and agreed that any such change or changes required by such Mortgagee shall not materially affect or alter: (i) the Minimum Annual Rent, Annual Operating Expenses, any additional Rent or Term; (ii) the size of the Premises; or (iii) Tenant’s rights under this Lease.
29.Landlord’s Work. Landlord shall have no obligations whatsoever to improve or pay for any improvements to the Premises for Tenant’s use and occupancy thereof except as expressly set forth in this Section 29. Commencing promptly after the Effective Date, the parties shall proceed diligently and continuously to finalize the Initial Premises Work Final Plans (as defined below) and the Expansion Premises Work Final Plans (as defined below) with Polek Schwartz Architects (“Architect”), which Architect was selected and retained by Landlord and approved by Tenant prior to the Effective Date, and Landlord shall, subject to the provisions of this Section 29, construct and install or cause the construction and installation of all work and improvements required to complete: (1) the Initial Premises Work substantially in accordance with such Initial Premises Work Final Plans; and, (2) the Expansion Premises Work substantially in accordance with such Expansion Premises Work Final Plans. “Initial Premises Work” means the work and improvements made to design and construct the Initial Premises, all in accordance with the Final Plans, which work includes the installation of the following: (i) new store-front glass entrance door; (ii) new sidelights to match the existing lights at the new conference room and office; (iii) new plastic laminate kitchen millwork; (iv) new high-low water fountain; (v) new ADA accessible bathrooms; (vi) new building standard broadloom carpet in the office area, VCT at the bathrooms, kitchen, warehouse and janitorial closet, and sprayed epoxy flooring in laboratories; (vii) new 2x4 basket style LED lighting throughout the Initial Premises; (viii) creation of wall fed electric junction boxes for one set of workstations and a junction box in the ceiling for the center set of workstations (i.e. for a Tenant supplied power pole); (ix) creation of a new narrow electrical room along the length of the back wall of the Initial Premises to house the existing electrical equipment in the space as of the Effective Date; and (x) new demising wall and separation of utilities for the Initial Premises. “Expansion Premises Work” means the work and improvements made to design and construct the Expansion Premises, all in accordance with the Final Plans, which work includes the installation of the following: (i) new plastic laminate kitchen millwork; (ii) new building standard broadloom carpet in the office area, and VCT at the kitchen; (iii) new 2x4 basket style LED lighting throughout the office areas of the Expansion Premises; and (iv) creation of wall or ceiling fed electric junction boxes for the proposed set of workstations. For purposes of this Lease, the term “Landlord’s Work” as used herein may refer to either the Initial Premises Work, the Expansion Premises Work, or both, as the context requires. Landlord may use building standard materials for all improvements and work included as part of Landlord’s Work.
(a)Within ten (10) business days following the Effective Date, Landlord shall cause Architect to prepare, and Landlord shall provide to Tenant: (1) initial complete, finished, detailed architectural drawings and specifications for the Initial Premises Work, including construction drawings and specifications, for all of the Initial Premises Work (collectively, the “Initial Premises Working Plans”); and, (2) initial complete, finished, detailed architectural drawings and specifications for the Expansion Premises Work, including construction drawings and specifications, for all of the Expansion Premises Work (collectively, the “Expansion Premises Working Plans”), each in substantial conformance with that certain plan prepared by or on behalf of Landlord and mutually approved by Landlord and Tenant prior to the Effective Date, identified as “Ocugen Expansion”, prepared by Architect, dated August 13, 2020, Sheet No. SK-1, a copy of which is attached hereto and made a part hereof as Exhibit “F” (the “Concept Plan”). For purposes of this Lease, the term “Working Plans” as used herein may refer to either the Initial Premises Working Plans, the Expansion Premises Working Plans, or both, as the context requires. Landlord shall be responsible for the cost of the Concept Plan and all drafts of the Working Plans.
(i)Each of the Working Plans shall include sufficient detail and comply with all Laws for the issuance of building permits from East Whiteland Township for Landlord’s Work (“Building Permits”). Tenant shall have five (5) business days from receipt of each such Working Plan to review and approve them or state any reasonable objections as set forth below in writing. Tenant’s approval shall not be unreasonably conditioned or withheld provided the Working Plans are consistent with the applicable Landlord’s Work and any objections shall be in writing with such specificity as to allow the necessary modifications by Landlord and/or Architect (“Tenant’s Objections”). If Tenant returns either of the Working Plans to Landlord with Tenant’s Objections within such five (5) business day period, Landlord or Architect shall revise such Working Plans incorporating Tenant’s Objections (if required, “Revised Working Plans”), and submit the Revised Working Plans to Tenant within ten (10) business days after Landlord’s receipt of Tenant’s Objections. As to Tenant’s Objections and Landlord’s response, but not otherwise, this process shall be repeated (and each revised plan set shall be deemed Revised Working Plans) until the then current Revised Working Plans have been finally approved by Landlord and Tenant for Contractor’s submission to East Whiteland Township for the issuance of Building Permits. If East Whiteland Township requires any changes to either of the Working Plans (or the then current Revised Working Plans, as the case may be) at any time, Landlord or Architect shall revise such plans incorporating East Whiteland Township’s requested changes (which shall be deemed Revised Working Plans) and submit such Revised Working Plans to Tenant for Tenant’s reasonable approval, and then provide copies thereof to Contractor for re-submission to East Whiteland Township. If Tenant fails to issue Tenant’s Objections or otherwise respond to any submission within any such five (5) business day period as applicable, the then applicable Working Plans (or the then current Revised Working Plans, as the case may be) submitted for approval shall be deemed approved by Tenant, so long as East Whiteland Township approves such Working Plans (or the then current Revised Working Plans, as the case may be).
(ii)The “Initial Premises Work Final Plans” are the Initial Premises Working Plans (or the then current Revised Working Plans applicable to the Initial Premises Work, as the case may be) as so approved or deemed approved by Tenant and accepted by East Whiteland Township. The “Expansion Premises Work Final Plans” are the Expansion Premises Working Plans (or the then current Revised Working Plans applicable to the Expansion Premises Work, as the case may be) as so approved or deemed approved by Tenant and accepted by East Whiteland Township. For purposes of this Lease, the term “Final Plans” as used herein may refer to either the Initial Premises Work Final Plans, the Expansion Premises Work Final Plans, or both, as the context requires. As to both the Initial Premises Work and the Expansion Premises Work, in the event of any conflict or inconsistency between either of the Working Plans or any Revised Working Plans, and the Final Plans, the Final Plans shall govern and control. Each of the Final Plans may only be modified by Tenant with Landlord’s prior written approval, in Landlord’s reasonable discretion, and if approved by Landlord, Tenant shall be liable for any additional reasonable costs incurred in connection with such modifications requested by Tenant, and any delay solely and directly resulting from such modifications shall be deemed a Tenant Delay.

(iii)Notwithstanding anything herein contained to the contrary, if Landlord identifies Long Lead Time Items (as defined below) during its review of either of the Working Plans as set forth above or during the performance of any of Landlord’s Work, Tenant understands, acknowledges and agrees that Landlord may substitute all such Long Lead Time Items with alternate materials, brands or finishes that are available and in stock by any applicable supplier or manufacturer of such item, in its reasonable discretion, subject to Tenant’s reasonable approval. “Long Lead Time Item(s)” means any material, brand or finish that is a part or component of Landlord’s Work that takes longer than six (6) weeks to obtain from any applicable supplier or manufacturer after the date such item was ordered.
(iv)Tenant understands, acknowledges and agrees Landlord’s review or approval of either of the Working Plans, any Revised Working Plans and either of the Final Plans does not constitute a code review and shall not be a representation or warranty of Landlord that either of the Final Plans are fit for any use, comply with any Laws or other legal requirements, or satisfy all requirements of East Whiteland Township, and Tenant shall have no right to rely upon any review or approval thereof by Landlord. Landlord shall have no liability to Tenant or any third party by reason of such review or approval.
(v)Tenant shall have the right from time to time to request changes to either or both of the Final Plans (“Change Orders”). If, after approval of either of the Final Plans by Landlord and Tenant, Tenant requests any change or addition to the work and materials to be provided pursuant to either such Final Plans, and such changes (i) do not conform with all applicable Law, (ii) would, in Landlord’s reasonable judgment, adversely affect the integrity or effectiveness of any Building Systems, including, without limitation, HVAC, electrical, plumbing, fire protection, sprinkler, security or life safety systems, or (iii) would impair the structural integrity of the Building, then such Change Order shall require Landlord’s approval. Following receipt of Tenant’s request for a Change Order, Landlord shall provide Tenant with a good faith estimate of the impact on cost and schedule, if any, of each proposed Change Order. Tenant shall have three (3) business days following receipt of the impact statement to either agree to the Change Order or retract its request for the Change Order. If Tenant maintains the Change Order, Landlord shall cause the Contractor to diligently process the Change Order and Tenant shall be responsible for any actual delay in the completion of Landlord’s Work resulting from any Change Order requested by Tenant, which shall be a Tenant Delay. In the event the actual cost of Landlord’s Work is increased as a result of a Change Order pursuant to this Section 29(b)(v), then Tenant shall be responsible for such increased cost, and Tenant shall pay the cost of the Change Order to Landlord within ten (10) business days after the Change Order and cost thereof is agreed to by Tenant.
(vi)Tenant designates [***] (“Tenant’s Authorized Representative”) as the person authorized to approve in writing all plans, drawings, specifications, charges and approvals pursuant to this Section 29 (and the act of the aforenamed person shall be sufficient to bind Tenant). Landlord designates [***] (“Landlord’s Authorized Representative”) as the person authorized to approve in writing all plans, drawings, specifications, charges and approvals pursuant to this Section 29 (and the act of the aforenamed person shall be sufficient to bind Landlord). Landlord or Tenant may designate a substitute authorized representative by prior written notice or email to the other party. Neither party shall be obligated to respond to any instructions, approvals, changes, or other communications from anyone claiming to act on the other party’s behalf other than the applicable authorized representative. All references in this Section 29 to actions taken, approvals granted, or submissions made by Tenant shall mean that such actions, approvals or submissions have been taken, granted or made, in writing, by Tenant’s Authorized Representative acting for Tenant, and all references in this Section 29 to actions taken, approvals granted, or submissions made by Landlord shall mean that such actions, approvals or submissions have been taken, granted or made, in writing, by Landlord’s Authorized Representative acting for Landlord.
(b)Landlord will cause the Landlord’s Work to be performed by a contractor selected and retained by Landlord, in its sole discretion (the “Contractor”). Landlord will cause the Contractor and its subcontractors to perform and complete the Landlord’s Work, at Landlord’s expense (except as to any Change Orders), in a good and workmanlike manner and in accordance with the Final Plans and all applicable Laws to achieve Substantial Completion thereof. During the performance of Landlord’s Work, all of Landlord’s contractors and workers including, without limitation, Contractor, shall be deemed Landlord Additional Insureds.

(c)“Substantial Completion” or “Substantially Completed” means (i) that the Landlord’s Work has been completed by Contractor in accordance with the Final Plans and in compliance with all applicable Laws, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects that do not affect Tenant’s ability to conduct its business in the Premises pursuant to a mutually agreed-upon punch-list of incomplete items prepared by Landlord and Tenant during a walk-through of the Premises (the “Punch List Items”); and (ii) Landlord has obtained a temporary or final certificate of occupancy from East Whiteland Township as the case may be, indicating that the Initial Premises, or the Expansion Premises, as the case may be, may be lawfully occupied by Tenant for its Use. Landlord will use commercially reasonable efforts to complete the Punch-List Items as promptly as possible but in no event more than sixty (60) days after the Initial Premises Commencement Date and/or the Expansion Premises Commencement Date, as the case may be, absent any Excused Delay.
(d)If Landlord shall be actually and materially delayed in completing the Landlord’s Work as a result of: (i) Tenant’s failure to comply with any deadline specified in this Section 29, (ii) Tenant’s failure to approve either of the Final Plans on or prior to the timelines provided herein, (iii) Tenant’s changes to either or both of the Final Plans subsequent to the date that such plans or working drawings are approved by Landlord and Tenant including, without limitation, any Change Order, (iv) Tenant’s failure to pay when due any sums payable by Tenant pursuant to this Section 29, (v) Tenant’s request for materials, finishes or installations as part of the Landlord’s Work which constitute Long Lead Time Item(s), (vi) any delay in obtaining any applicable permits with respect to the Landlord’s Work caused by the act or omission of Tenant, (vii) acts or omissions by any person or firm employed or retained by Tenant, or (viii) interference with the progress of any Landlord’s Work, or the scheduling thereof, occasioned by Tenant or any of Tenant’s contractors or vendors not working in harmony with any person undertaking any part of the Landlord’s Work including, without limitation, in violation of Section 4(c) above, such delay(s) shall be deemed a Tenant Delay, Landlord’s Work shall be deemed to have been Substantially Completed on the date that they would have been substantially completed if such Tenant Delay had not occurred, and therefore, the Commencement Date will be deemed to be the date that Landlord would have achieved Substantial Completion had such Tenant Delay not occurred. The foregoing shall not be deemed a “Tenant Delay” unless and until Landlord has provided Tenant with written notice of such delay.  The length of any Tenant Delay is to be measured by the duration of the actual delay in completion solely and directly caused by the event or conduct constituting Tenant Delay commencing as of the date of Landlord’s notice thereof.
(e)Notwithstanding Landlord’s obligation to perform or cause the performance of Landlord’s Work on a “turnkey” no-cost to Tenant basis, Tenant shall, at its sole cost and expense, be responsible for the installation, completion and payment for the costs of the Generator expressly approved by Landlord as provided in Section 7(e) above, supplemental HVAC, installation of any security or access system, Tenant’s telecommunications, voice and data installation and related wiring and cabling to be used at the Premises, all laboratory millwork, benching and equipment, and Tenant’s acquisition, assembly, disassembly and installation of all FFE, all of which shall be deemed an Alteration in accordance with, but under and subject to Section 12 and Section 13 of this Lease.
30.Miscellaneous.
(a)The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.
(b)This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No representations or promises will be binding on the parties to this Lease except those representations and promises expressly contained in this Lease.
(c)This Lease shall not be modified in any manner except by an instrument in writing executed by the parties.
(d)The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity.
(e)Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.
(f)Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.
(g)If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein.
(h)This Lease shall be construed and enforced in accordance with the Laws of the Commonwealth of Pennsylvania (without the application of any conflict of laws principles).
(i)This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns. All persons liable for the obligations of Tenant or Landlord under this Lease shall be jointly and severally liable for such obligations.
(j)Tenant shall not record this Lease, or any memorandum thereof, or otherwise file this Lease with any governmental authority, without Landlord’s prior consent.
(k)Whenever it is provided that Landlord’s or Tenant’s consent is required, unless another standard is provided in this Lease with respect to such specific consent, neither Landlord nor Tenant, as applicable will unreasonably withhold, condition or delay such consent or approval (such consent or approval and such exercise of judgment being collectively referred to as “consent”). If Landlord delays, conditions or refuses such consent, Tenant waives any claim for money damages (including any claim for money damages by way of setoff, counterclaim or defense) based upon any claim or assertion that Landlord unreasonably withheld, conditioned or delayed consent. Tenant's sole remedy will be specific performance. Failure on the part of Tenant to seek relief within sixty (60) days after the date upon which Landlord has withheld, conditioned or delayed its consent will be deemed a waiver of any right to dispute the reasonableness of such withholding, conditioning or delaying of consent.
(l)This Lease may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Lease, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single Lease agreement.
(m)Time periods for Landlord’s or Tenant’s performance under any provisions of this Lease, other than the payment of Rent, shall be extended for periods of time during which the non-performing party’s performance is prevented, impeded or delayed due to circumstances beyond such party’s control, including without limitation, including acts of God; any epidemic, pandemic or national health emergency (including without limitation, COVID-19 or any matter or issues similar to an epidemic or pandemic, or any governmental orders or directives with respect thereto); fire or other casualty; unreasonable governmental delay; governmental regulations, orders or shutdowns; inability to procure labor, materials, supplies, power or transportation despite reasonable efforts; strikes; unusual inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds (“Force Majeure”).  Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the surrender of the Premises by the end of the Term or payment of Minimum Annual Rent or additional Rent, will, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any required performance is delayed due to Force Majeure.  The lack of capital shall not be an event of Force Majeure.

(n)Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the Commonwealth of Pennsylvania (such day which is neither Saturday, Sunday or legal holiday), in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or a legal holiday.
(o)Time is of the essence with respect to the parties’ obligations under this Lease.
(p)Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this Lease, or make any claim that this Lease is invalid or unenforceable, due to any failure of this document or this Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.
(q)Landlord and Tenant expressly agree that if the signature of Landlord and/or Tenant on this Lease is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, an e-mail, PDF or DocuSign), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.
(r)This Lease is submitted to Tenant on the understanding that it will not be considered an offer by Landlord and will not bind Landlord in any way until (a) Tenant has duly executed and delivered the required number of originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant. Tenant’s offer of this Agreement shall be irrevocable and open for acceptance by Landlord until 5:00 p.m. on the fifteenth (15th) day after execution and delivery hereof by Tenant, and if not accepted by then may be withdrawn by Tenant.
(s)Any State statutory provisions dealing with termination rights due to casualty, condemnation, delivery of possession or any other matter dealt with by this Lease are superseded by the terms of this Lease.
31.CONFESSION OF JUDGMENT acknowledgment.
(a)SECTION 22(c) OF THIS LEASE PROVIDES FOR THE CONFESSION OF JUDGMENT AGAINST TENANT FOR MONEY AND SECTION 22(h) OF THIS LEASE PROVIDES FOR THE CONFESSION OF JUDGMENT AGAINST TENANT FOR EJECTMENT. IN CONNECTION THEREWITH, TENANT, KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UPON ADVICE OF SEPARATE COUNSEL, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. WITHOUT LIMITATION OF THE FOREGOING, TENANT HEREBY SPECIFICALLY WAIVES ALL RIGHTS TENANT HAS OR MAY HAVE TO NOTICE AND OPPORTUNITY FOR A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT CONFESSED IN EJECTMENT OR FOR MONEY OR BOTH AGAINST TENANT BY LANDLORD HEREUNDER.
(b)TENANT (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LANDLORD HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LANDLORD WILL NOT SEEK TO EXERCISE OR ENFORCE ITS RIGHTS TO CONFESS JUDGMENT HEREUNDER, AND (II) ACKNOWLEDGES THAT THE EXECUTION OF THIS LEASE BY LANDLORD HAS BEEN MATERIALLY INDUCED BY, AMONG OTHER THINGS, THE INCLUSION IN THIS LEASE OF SAID RIGHTS TO CONFESS JUDGMENT AGAINST TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS SAID PROVISIONS WITH TENANT’S INDEPENDENT LEGAL COUNSEL AND THAT THE MEANING AND EFFECT OF SUCH PROVISIONS HAVE BEEN FULLY EXPLAINED TO TENANT BY SUCH COUNSEL.
SIGNATURES ON FOLLOWING PAGE

The parties to this Lease, intending to be legally bound, have executed and delivered this Lease as of the date on which this Lease has been fully executed and delivered by Landlord and Tenant.

LANDLORD:

WPT LAND 2 LP,
a Delaware limited partnership

By: WPT Land 2 GP LLC,
a Delaware limited liability company,
its sole general partner

Dated: 10/9/2020	By: /s/ Anthony A. Nichols, Jr.
Name: Anthony A. Nichols, Jr.,
Title: Senior Vice President

TENANT:

OCUGEN, INC.,
a Delaware corporation

Dated: 10/9/2020	By: /s/ Shankar Musunuri
Name: Dr. Shankar Musunuri
Title: CEO